UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

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The Procter & Gamble Company

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THE PROCTER & GAMBLE COMPANY

P.O. Box 599

Cincinnati, Ohio 45201-0599

August 23, 2013

Fellow Procter & Gamble Shareholders:

It is my pleasure to invite you to this year’s annual meeting of shareholders, which will be held on Tuesday, October 8, 2013.

The meeting will start at 9:00 a.m., Eastern Daylight Time, at the Procter & Gamble Hall at the Aronoff Center for the Arts, 650 Walnut Street, in Cincinnati.

We appreciate your continued confidence in our Company and look forward to seeing you on October 8.

Sincerely,

A.G.LAFLEY

CHAIRMAN OF THE BOARD, PRESIDENT

AND CHIEF EXECUTIVE OFFICER

THE PROCTER & GAMBLE COMPANY

P.O. Box 599

Cincinnati, Ohio 45201-0599

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

August 23, 2013

Date:	Tuesday, October 8, 2013
Time:	9:00 a.m., Eastern Daylight Time
Place:	Procter & Gamble Hall at the Aronoff Center for the Arts
650 Walnut Street, Cincinnati, Ohio 45202

Purposes of the meeting:

•	To review the minutes of the 2012 annual meeting of shareholders;

•	To receive officer reports;

•	To elect as members of the Board of Directors (“Board”) the 11 persons named in the accompanying proxy statement;

•	To vote on a Board proposal to ratify appointment of the independent registered public accounting firm;

•	To vote on a Board proposal to amend the Company’s Code of Regulations to reduce certain supermajority voting requirements;

•	To vote on a Board proposal to approve the 2013 Non-Employee Directors’ Stock Plan;

•	To provide an advisory vote on a Board proposal to approve the Company’s executive compensation (the “Say on Pay” vote); and

•	To consider any other matters properly brought before the meeting.

Who may attend the meeting:

Only shareholders, persons holding proxies from shareholders, and invited representatives of the media and financial community may attend the meeting.

Shareholders attending the meeting who are hearing-impaired should identify themselves during registration so they can sit in a special section where an interpreter will be available.

What to bring:

If your shares are registered in your name, and you requested and received a printed copy of the proxy materials, you should bring the enclosed Admission Ticket to the meeting. If you received a Notice of Internet Availability of Proxy Materials and will not be requesting a printed copy of the proxy materials, please bring that Notice with you as your Admission Ticket.

If your shares are held in the name of a broker, trust, bank, or other nominee, you will need to bring a proxy or letter from that broker, trust, bank, or nominee confirming that you are the beneficial owner of those shares.

Audiocast of the annual meeting:

If you are not able to attend the meeting in person, you may join a live audiocast of the meeting on the Internet by visiting www.pg.com/investors at 9:00 a.m., Eastern Daylight Time, on October 8, 2013.

Record Date:

August 9, 2013 is the record date for the meeting. This means that owners of Procter & Gamble stock at the close of business on that date are entitled to:

•	receive notice of the meeting; and

•	vote at the meeting and any adjournments or postponements of the meeting.

Information About the Notice of Internet Availability of Proxy Materials:

Again this year, instead of mailing a printed copy of our proxy materials, including our Annual Report, to each shareholder of record, we have decided to provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all shareholders. On August 23, 2013, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders of record as of August 9, 2013, and we posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, shareholders may choose to access our proxy materials at www.proxyvote.com or may request a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. For those who previously requested printed proxy materials or electronic materials on an ongoing basis, you will receive those materials as you requested.

Householding Information:

Shareholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the Notices for all shareholders having that address. The Notice for each shareholder will include that shareholder’s unique control number needed to vote his or her shares. This procedure reduces our printing costs and postage fees. If, in the future, you do not wish to participate in householding and prefer to receive your Notice in a separate envelope, please call us toll-free at 1-800-742-6253 in the U.S., or inform us in writing at: The Procter & Gamble Company Shareholder Services, c/o Computershare, Inc., P.O. Box 43078, Providence, RI 02940, or by email at P&G@computershare.com. We will respond promptly to such requests.

For those shareholders who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those shareholders notifies us, in the same manner described above, that they wish to receive a printed copy for each shareholder at that address.

Beneficial shareholders can request information about householding from their banks, brokers, or other holders of record.

Proxy Voting:

Your vote is important. Please vote your proxy promptly so your shares can be represented, even if you plan to attend the annual meeting. You can vote by Internet, by telephone, or by requesting a printed copy of the proxy materials and using the enclosed proxy card.

Our proxy tabulator, Broadridge Financial Solutions, must receive any proxy that will not be delivered in person to the annual meeting by 11:59 p.m., Eastern Daylight Time on Monday, October 7, 2013.

By order of the Board of Directors,

DEBORAH P. MAJORAS

Chief Legal Officer and Secretary

2013 Annual Meeting of Shareholders

Date and Time:	Tuesday, October 8, 2013 9 a.m., Eastern Daylight Time

Place:	Procter & Gamble Hall Aronoff Center for the Arts 650 Walnut Street Cincinnati, OH 45202

Meeting Audiocast:	www.pg.com/investors

Voting Matters and Board Recommendations

Voting Matter	Board Vote Recommendation	See Page Number for more information
Item 1 - Election of Directors	FOR each nominee	XX
Item 2 - Ratification of Independent Registered Public Accounting Firm	FOR	XX
Item 3 - Proposal to Amend Company Code of Regulations to Reduce Certain Supermajority Voting Provisions	FOR	XX
Item 4 - Proposal to Approve 2013 Non-Employee Directors’ Stock Plan	FOR	XX
Item 5 - Advisory Approval of Executive Compensation	FOR	XX

This summary contains highlights of certain information in this proxy statement. However, because it is only a summary, it does not contain all the information that you may wish to consider prior to voting. Please review the complete proxy statement and the Company’s Annual Report on Form 10-K for more detailed information.

i

Our Director Nominees

You are being asked to vote on the election of these 11 Directors. Additional information about each Director’s background, skills and experience can be found on pages [xx].

Name	Age	Board Tenure	Position	Independent	Committee Memberships*
Angela F. Braly	52	3 years	Former Chair of the Board, President and Chief Executive Officer of Wellpoint, Inc.	Yes	Audit G&PR
Kenneth I. Chenault	62	5 years	Chairman and Chief Executive Officer of the American Express Company	Yes	Audit C&LD
Scott D. Cook	61	12 years	Chairman of the Executive Committee of the Board of Intuit Inc.	Yes	C&LD I&T+
Susan Desmond-Hellmann	56	2 years	Chancellor and Arthur and Toni Rembe Rock Distinguished Professor, University of California, San Francisco	Yes	Audit I&T
A.G. Lafley	66	Appt. 5/13	Chairman of the Board, President & Chief Executive Officer of the Company	No
Terry J. Lundgren	61	Appt. 1/13	Chairman, President and Chief Executive Officer of Macy’s, Inc.	Yes	G&PR I&T
W. James McNerney Jr. (Presiding Director)	64	10 years	Chairman of the Board, President and Chief Executive Officer of The Boeing Company	Yes	C&LD+ G&PR
Meg Whitman	57	2 years	President & Chief Executive Officer of Hewlett-Packard	Yes	C&LD I&T
Maggie Wilderotter	58	4 years	Chairman of the Board and Chief Executive Officer of Frontier Communications	Yes	Audit C&LD
Patricia A. Woertz	60	5 years	Chairman, Chief Executive Officer, and President of Archer Daniels Midland Company	Yes	Audit+ G&PR
Ernesto Zedillo	61	12 years	Director of the Center for the Study of Globalization and Professor in the field of International Economics and Politics at Yale University and former President of Mexico	Yes	G&PR+ I&T
* G&PR = Governance & Public Responsibility C&LD = Compensation & Leadership Development I&T = Innovation & Technology + Indicates Committee Chair

Governance Highlights

Board Composition

• 11 Director nominees; 10 are independent

• 7 of 11 nominees are women or ethnically diverse

• Average age of Director nominees is 60

• 7 new Directors in the last 5 years

• Highly qualified Directors with a diversity of skills and experiences:

Member	Leadership, Strategy & Risk Management	Consumer Industry	International	Marketing	Finance & Financial Reporting	Government	Technology & Innovation
Angela F. Braly	✓	✓		✓	✓	✓
Kenneth I. Chenault	✓	✓	✓	✓	✓
Scott D. Cook	✓	✓		✓	✓		✓
Susan Desmond-Hellmann	✓				✓		✓
A.G. Lafley	✓	✓	✓	✓	✓		✓
Terry J. Lundgren	✓	✓		✓	✓		✓
W. James McNerney Jr.	✓		✓	✓	✓	✓	✓
Meg Whitman	✓	✓		✓	✓		✓
Maggie Wilderotter	✓	✓		✓	✓		✓
Patricia A. Woertz	✓		✓	✓	✓	✓	✓
Ernesto Zedillo	✓		✓		✓	✓	✓

Corporate Governance

• 4 fully independent Committees of the Board: Audit, Governance & Public Responsibility, Compensation & Leadership Development, and Innovation & Technology

• Mandatory retirement age and term limits

• Executive session of independent Directors held at each regularly-scheduled Board meeting

• Directors attended > 97% of Board and committee meetings in FY 2012-13

• Annual Board and Committee self-assessments

• Annual independent Director evaluation of Chairman and CEO

• Annual assessment and determination of Board leadership structure

• Annual election of independent Presiding Director (when Chair/CEO roles are combined)

• Presiding Director has strong role and significant governance duties

• Board policy limits Director membership on other public company boards

• Declassified Board—annual election of all Directors

• Majority voting standard for uncontested Director elections

• Shareholder right to call special meeting

• Clawback and no-hedging policies

• Significant share ownership requirements for senior executives

• Annual advisory vote on executive compensation

Executive Compensation Highlights

We Emphasize Pay for Performance by aligning incentives with business strategies to reward executives who achieve or exceed Company, business unit (“Business Unit”) and individual goals, while discouraging excessive risk-taking by removing any incentive to focus on a single performance goal to the detriment of others.

Average Mix of Key Components of NEO Compensation by Type, Length, and Form1

[1]	Excluding Mr. Lafley’s FY 2012-13 compensation.

We Pay Competitively by setting target compensation opportunities to be competitive with other multinational corporations of similar size, value, and complexity.

We Focus on Long-Term Success by including equity as a cornerstone of our executive pay programs and by using a combination of short-term and long-term incentives to ensure a strong connection between Company performance and actual compensation realized.

NEO Compensation for FY 2012-13[1]
Compensation Element	% of Total	Description	Cash	Equity
Salary		Annual Base Pay	✓
STAR Bonus[2]		Annual Performance Based Bonus based on 1-year Results	✓
Key Manager Stock Grant		Annual Long-Term Equity Award		✓
Performance Stock Program		Performance Based Stock Program based on 3-year Results		✓
Retirement & Other		Retirement Plan Contributions and Executive Benefits	✓	✓

1 The breakdown of FY 2012-13 NEO Compensation excludes the payments made to Mr. Lafley for his role as Chief Executive Officer from May 23, 2013 through June 30, 2013.

2 The STAR Bonus is considered a cash program. However, participants may elect to receive their bonus in equity instead of cash.

As more fully described in the Notice, the Board of Directors of The Procter & Gamble Company (the “Company”) has made these materials available to you over the Internet or, upon your request, has mailed you printed versions of these materials in connection with the Company’s 2013 annual meeting of shareholders, which will take place on October 8, 2013. The Notice was mailed to Company shareholders beginning August 23, 2013, and our proxy materials were posted on the website referenced in the Notice on that same date. The Company, on behalf of its Board, is soliciting your proxy to vote your shares at the 2013 annual meeting of shareholders. We solicit proxies to give shareholders of record an opportunity to vote on matters that will be presented at the annual meeting. In this proxy statement, you will find information on these matters, which is provided to assist you in voting your shares.

Who can vote?

You can vote if, as of the close of business on Friday, August 9, 2013, you were a shareholder of record of the Company’s:

•	Common Stock (“Common Stock”);

•	Series A ESOP Convertible Class A Preferred Stock; or

•	Series B ESOP Convertible Class A Preferred Stock.

Each share of Company stock gets one vote. On August 9, 2013, there were issued and outstanding:

•	[xx] shares of Common Stock;

•	[xx] shares of Series A ESOP Convertible Class A Preferred Stock; and

•	[xx] shares of Series B ESOP Convertible Class A Preferred Stock.

For participants in The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan and/or The Procter & Gamble Savings Plan:

If you are a participant in The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan and/or The Procter & Gamble Savings Plan, you can instruct the Trustees how to vote the shares of stock that are allocated to your account. If you do not vote your shares, the Trustees will vote them in proportion to those shares for which they have received voting instructions. Likewise, the Trustees will vote shares held by the trust that have not been allocated to any account in the same manner.

For participants in The Procter & Gamble Shareholder Investment Program and/or The Procter & Gamble International Stock Ownership Program:

If you are a participant in The Procter & Gamble Shareholder Investment Program and/or The Procter & Gamble International Stock Ownership Program, you can vote the shares of common stock held for your account through one of the proxy voting options set forth under “How do I vote by proxy?” below.

How do I vote by proxy?

Most shareholders can vote by proxy in three ways:

•	By Internet—You can vote via the Internet by following the instructions in the Notice or by accessing the Internet at www.proxyvote.com and following the instructions contained on that website;

•	By Telephone—In the United States and Canada you can vote by telephone by following the instructions in the Notice or by calling 1-800-690-6903 (toll-free) and following the instructions; or

•

By Mail—You can vote by mail by requesting a full packet of proxy materials be sent to your home address. Upon receipt of the materials, you may fill out the enclosed proxy card and return it per the instructions on the card.

Please see the Notice or the information your bank, broker, or other holder of record provided you for more information on these options.

If you authorize a proxy to vote your shares over the Internet or by telephone, you should not return a proxy card by mail (unless you are revoking your proxy).

If you vote by proxy, your shares will be voted at the annual meeting in the manner you indicate on your proxy card. If you sign your proxy card but do not specify how you want your shares to be voted, they will be voted as the Board recommends.

Can I change or revoke my vote after I return my proxy card?

Yes.  You can change or revoke your proxy by Internet, telephone, or mail prior to 11:59 p.m., Eastern Daylight Time, on Monday, October 7, 2013, or by attending the annual meeting and voting in person.

Can I vote in person at the annual meeting instead of voting by proxy?

Yes.  However, we encourage you to vote your proxy by Internet, telephone, or mail prior to the meeting.

Voting Procedures

Election of Directors—As provided in the Company’s Amended Articles of Incorporation, each of the 11 nominees for Director who receives a majority of votes cast will be elected as a member of the Board. A “majority of votes cast” means that the number of shares cast “for” a nominee must exceed the number of votes cast “against” that nominee. Abstentions and broker non-votes will have no effect. Pursuant to the By Laws of the Board of Directors, if a non-incumbent nominee for Director receives a greater number of votes cast “against” than votes cast “for,” such nominee shall not be elected as a member of the Board. Any incumbent nominee for Director who receives a greater number of votes cast “against” than votes cast “for” shall continue to serve on the Board pursuant to Ohio law, but shall immediately tender his or her resignation as a Director to the Board. Within 90 days, the Board will decide, after taking into account the recommendation of the Governance & Public Responsibility Committee (in each case excluding the nominee in question), whether to accept the resignation. Absent a compelling reason for the Director to remain on the Board, the Board shall accept the resignation. The Board’s explanation of its decision shall be promptly disclosed on a Form 8-K submitted to the Securities and Exchange Commission (“SEC”).

The Board Proposal to Amend the Company’s Code of Regulations to Reduce Certain Supermajority Voting Requirements requires the affirmative vote of a majority of the Company’s issued and outstanding shares for adoption. Accordingly, abstentions and broker non-votes will have the same effect as votes against the proposal.

All other proposals require the affirmative vote of a majority of shares participating in the voting on each proposal for approval. Abstentions and broker non-votes will not be counted as participating in the voting and will therefore have no effect.

Who pays for this proxy solicitation?

The Company does. We have hired Phoenix Advisory Partners, a proxy solicitation firm, to assist us in soliciting proxies for a fee of $17,500 plus reasonable expenses. In addition, Phoenix Advisory Partners and the Company’s Directors, officers, and employees may also solicit proxies by mail, telephone, personal contact, email, or other online methods. We will reimburse their expenses for doing this.

We will also reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to beneficial owners of Company stock. Other proxy solicitation expenses that we will pay include those for preparing, mailing, returning, and tabulating the proxies.

Director Experiences, Skills and Qualifications

The composition of the Board is intended to reflect an appropriate mix of skill sets, experience, and qualifications that are relevant to the business and governance of the Company over time. Each individual Director should epitomize the Company’s Purpose, Values, and Principles, possess the highest ethics and integrity, and demonstrate commitment to representing the long-term interests of the Company’s shareholders. Each Director should also have individual experiences that provide practical wisdom, mature judgment, and an inquisitive and objective mind. These experiences, at policy-making levels, may include business, government, technology, international, marketing, and other areas that are relevant to the Company’s global operations. In addition, the evaluation of Director nominees by the Governance & Public Responsibility Committee takes into account diversity, including with respect to international background, age, gender, and race.

Below we identify and describe specific experiences, skills, and qualifications our Directors bring to the Board. Each of our current Directors is a highly qualified, recognized leader in his or her respective industry or field. Each of the Director’s specific experiences, skills, and qualifications considered by the Board in their re-nomination are included in their individual biographies and the accompanying table on page [xx] of this proxy statement. The fact that we do not list a particular experience, skill, or qualification for a Director does not mean that Director does not possess that particular experience, skill, or qualification.

Leadership, strategy, and risk management experience. Directors with significant leadership experience over an extended period, including current and former chief executive officers, provide the Company with special insights. These individuals demonstrate a practical understanding of how large organizations operate, including the importance of talent management and how employee and executive compensation are set. They understand strategy and risk management, and how these factors impact the Company’s operations and controls. They possess extraordinary leadership qualities and are able to identify and develop leadership qualities in others. And, through their various leadership positions, they have access to important information and relationships that benefit the Company.

Consumer industry experience. Directors with experience in dealing with consumers, particularly in the areas of marketing and selling products or services to consumers, provide valuable insights to the Company. They understand consumer needs, recognize products and marketing campaigns that might resonate with consumers, and identify potential changes in consumer trends and buying habits.

International experience. Directors with experience in markets outside of the United States bring valuable knowledge to the Company, including exposure to different cultural perspectives and practices. Because we do business in over 180 countries, and business in international markets accounts for approximately 65% of the Company’s revenue, having Directors on our Board with this experience is critical.

Marketing experience. Directors with experience identifying, developing, and marketing new products, as well as identifying new areas for existing products, can add significant positive impact to the Company’s operational results. As one of the world’s largest advertisers, this is a particularly important attribute.

Finance experience. Directors with an understanding of accounting and financial reporting processes, particularly as they relate to a large, complex, international business, provide an important oversight role. The Company employs a number of financial targets to measure its performance, and accurate financial reporting is critical to the Company’s success. Directors with financial experience are essential for ensuring effective oversight of the Company’s financial measures and processes.

Government experience. Directors with government experience, whether as members of the government or through extensive interactions with government and government agencies, are able to recognize, identify, and understand the key issues that the Company faces in an economy increasingly affected by the role of governments around the world.

Technology and innovation experience. Directors with an understanding of technology and innovation help the Company focus its efforts in these important areas, as well as track progress against strategic goals and benchmarks. As one of the few companies with an Innovation & Technology Committee of the Board, this is particularly important to the Company’s overall success.

Director Diversity

The Board considers diversity to be an important criterion in the selection and nomination of candidates for Director. As a global company, the Board seeks Directors with international background and global experience, among other factors. This is reflected in the Board’s Corporate Governance Guidelines, which set forth the minimum qualifications for Board members and note that the Board “seeks to achieve a mix of Board members that represents a diversity of background and experience, including with respect to age, gender, international background, race, and specialized experience.”

Although the Board does not establish specific goals with respect to diversity, the Board’s overall diversity is a significant consideration in the Director nomination process. For this year’s election, the Board has nominated 11 individuals; all are incumbent nominees who currently bring tremendous diversity to the Board. Each nominee is a strategic thinker and has varying, specialized experience in areas that are relevant to the Company and its businesses. Moreover, their collective experience covers a wide range of countries, geographies, and industries, including consumer products, technology, financial services, national retail, agriculture, aerospace, and health care, as well as roles in consulting and government. These 11 Director nominees range in age from 52 to 66, and five of these 11 Directors, or 45% of our current Board, are women; one is African-American; and one is Mexican. The Board views this diversity as a clear strength.

The Board assesses the effectiveness of its diversity policy every year as part of the nomination process for the annual election of Directors by the Company’s shareholders. The Board’s Governance & Public Responsibility Committee, responsible for making recommendations for Director nominations to the full Board, reviews the Director nominees (including shareholder nominees) and ascertains whether, as a whole, the group meets the Board’s policy in this regard. Having reviewed the collective background and experience of the 11 nominees, the Board has concluded that they provide significant diversity and clearly meet the Board’s policy.

All of the Board’s nominees for Director are incumbent nominees who will be elected for a one-year term. Angela F. Braly, Kenneth I. Chenault, Scott D. Cook, Susan Desmond-Hellmann, W. James McNerney, Jr., Margaret C. Whitman, Mary Agnes Wilderotter, Patricia A. Woertz, and Ernesto Zedillo were elected for one-year terms at the 2012 annual meeting. Terry J. Lundgren was appointed to the Board effective January 8, 2013. Johnathan A. Rodgers has announced his intention not to stand for re-election in October 2013 and to retire from the Board of Directors at that time. Accordingly, he was not re-nominated for election. Given Robert A. McDonald’s pending retirement, he resigned from the Board of Directors effective May 23, 2013. In connection with his election as Chairman of the Board and Chief Executive Officer, A.G. Lafley was appointed to the Board effective May 23, 2013. The current terms of all nominees for Director will expire at the 2013 annual meeting. The Board has nominated each of these individuals for a new term that will expire at the 2014 annual meeting.

Each of the nominees for Director has accepted the nomination and agreed to serve as a Director if elected by the Company’s shareholders. If any nominee becomes unable or unwilling to serve between the date of the proxy statement and the annual meeting, the Board may designate a new nominee, and the persons named as proxies will vote on that substitute nominee.

The Board of Directors recommends a vote FOR Angela F. Braly, Kenneth I. Chenault, Scott D. Cook, Susan Desmond-Hellmann, A.G. Lafley, Terry J. Lundgren, W. James McNerney, Jr., Margaret C. Whitman, Mary Agnes Wilderotter, Patricia A. Woertz, and Ernesto Zedillo as Directors to hold office until the 2014 annual meeting of shareholders and until their successors are elected.

Nominees for Election as Directors with Terms Expiring in 2014

Angela F. Braly	Director since 2009, Age 52

Ms. Braly is the former Chair of the Board, President and Chief Executive Officer of WellPoint, Inc. (a healthcare insurance company). She served as Chair of the Board from March 2010 until August 2012 and President and Chief Executive Officer from 2007 through August 2012. She previously served as Executive Vice President, General Counsel, and Chief Public Affairs Officer of WellPoint from 2005 to 2007, and President and Chief Executive Officer of Blue Cross Blue Shield of Missouri from 2003 to 2005.

As the former Chief Executive Officer of a major health benefits company that interacts directly with consumers, Ms. Braly has a vast amount of leadership, consumer industry, and marketing experience. Ms. Braly also brings a significant amount of government experience, given her prior role as General Counsel and Chief Public Affairs Officer for WellPoint, where she was responsible for the company’s government relations efforts, among other areas.

Member of the Audit and Governance & Public Responsibility Committees.

Kenneth I. Chenault	Director since 2008, Age 62

Mr. Chenault is Chairman and Chief Executive Officer of the American Express Company (a global services, payments, and travel company), where he has served in various roles of increasing responsibility since joining the company in 1981. Mr. Chenault assumed his current responsibilities as Chairman and Chief Executive Officer in 2001. He has been a Director of International Business Machines Corporation since 1998.

As Chairman and Chief Executive Officer of American Express, Mr. Chenault has significant leadership and financial experience. With more than 30 years of experience delivering products and services to consumers and businesses all across the world, Mr. Chenault brings consumer and business insights, marketing expertise, as well as a global perspective to the Board.

Member of the Audit and Compensation & Leadership Development Committees.

Scott D. Cook	Director since 2000, Age 61

Mr. Cook is Chairman of the Executive Committee of the Board of Intuit Inc. (a software and web services company), which he co-founded in 1983. He served as President and Chief Executive Officer of Intuit from 1983 to 1994 and as Chairman of the Board of Intuit from 1993 through 1998. He has been a Director of eBay Inc. since 1998.

As a co-founder and former Chief Executive Officer of Intuit, whose software is marketed and sold directly to consumers, and a current Director of eBay, Mr. Cook has a wealth of leadership, technology, consumer industry, and marketing experience that he brings to the Board.

Chair of the Innovation & Technology Committee and member of the Compensation & Leadership Development Committee.

Susan Desmond-Hellmann	Director since 2010, Age 56

Dr. Desmond-Hellmann is Chancellor and Arthur and Toni Rembe Rock Distinguished Professor, University of California, San Francisco (“UCSF”), where she has served since August 2009. From 2004 through 2009, Dr. Desmond-Hellmann served as president of product development at Genentech (a biotechnology company), where she was responsible for pre-clinical and clinical development, business development, and product portfolio management. She joined Genentech in 1995. Prior to joining Genentech, Dr. Desmond-Hellmann was associate director of clinical cancer research at Bristol-Myers Squibb Pharmaceutical Research Institute. She has been a Director of Facebook Inc. since March 2013.

As Chancellor of UCSF, a member of the Howard Hughes Medical Institute board of trustees, Facebook director, and past president of product development at Genentech, Dr. Desmond-Hellmann has extensive leadership and technology experience. As a former member of the Federal Reserve Bank of San Francisco’s Economic Advisory Council, she also brings finance experience to the Board.

Member of the Audit and Innovation & Technology Committees.

A.G. Lafley	Director since 2013, Age 66

Mr. Lafley is Chairman of the Board, President and Chief Executive Officer of the Company and was appointed to this position on May 23, 2013. Mr. Lafley originally joined the Company in 1977 and held positions of increasing responsibility, in the U.S. and internationally, until he was elected President and Chief Executive Officer in 2000, a position he held until June 30, 2009. On July 1, 2002, Mr. Lafley was elected Chairman of the Board, a position he held until January 2010. During the past five years, in addition to his roles as a Company employee, Mr. Lafley served as a consultant to the Company and as a member of the boards of directors of public companies Dell, Inc. and General Electric Company. He no longer serves on these boards. Since his retirement from the Company, he also has been involved in consulting on business and innovation strategy, advising on CEO succession and executive leadership development, and coaching experienced, new and potential CEOs. He currently serves on the board of directors of Legend Pictures, LLC (a film production company).

As a long-tenured employee, Director and previous Chairman of the Board, President and Chief Executive Officer, Mr. Lafley brings extensive leadership experience and a vast understanding of the Company to the Board. In addition, Mr. Lafley’s experiences outside of the Company provide him with new perspective. Mr. Lafley has significant leadership, strategy, risk management, consumer industry, marketing and international experience.

Terry J. Lundgren	Director since 2013, Age 61

Mr. Lundgren is Chairman, President and Chief Executive Officer of Macy’s, Inc. (a national retailer), where he has served in various roles of increasing responsibility since joining Federated Department Stores in 1975. Mr. Lundgren assumed his current responsibilities as Chairman in 2004 and Chief Executive Officer in 2003. He has been a Director of Kraft Foods Group since 2012. He was appointed to the Company’s Board on January 8, 2013.

As Chairman, President and Chief Executive Officer of Macy’s, Inc. and a director on the board of the Federal Reserve Bank of New York, Mr. Lundgren brings extensive leadership, strategy, and risk management experience to the Board. With over thirty years in the retail industry, Mr. Lundgren contributes his deep knowledge of the consumer industry and dynamic marketing practices, including digital marketing, to the Board.

Member of the Governance & Public Responsibility and Innovation & Technology Committees.

W. James McNerney, Jr.	Director since 2003, Age 64

Mr. McNerney is Chairman of the Board, President, and Chief Executive Officer of The Boeing Company (an aerospace, commercial jetliners, and military defense systems company), a position he has held since 2005. From 2001 to 2005, Mr. McNerney was CEO of 3M Company (a global technology company). Prior to his appointment as CEO of 3M Company, Mr. McNerney was employed by General Electric for nearly twenty years, where he held positions of increasing importance. He has been a Director of International Business Machines Corporation since 2009.

As the Chief Executive Officer of Boeing, former Chief Executive Officer of 3M, and former executive of General Electric, Mr. McNerney brings a wealth of leadership, global, and technology experience. His extensive experience managing large, global manufacturing companies, as well as his insight into government affairs, enable him to advise the Board on a variety of strategic and business matters.

Presiding Director, Chair of the Compensation & Leadership Development Committee, and member of the Governance & Public Responsibility Committee.

Margaret C. Whitman	Director since 2011, Age 57

Ms. Whitman was elected President & Chief Executive Officer of Hewlett-Packard (a computer software, hardware, and IT services company) in September 2011. She served as President and Chief Executive Officer of eBay Inc. from 1998 to March 2008. Prior to joining eBay, Ms. Whitman held executive level positions at Hasbro Inc., FTD, Inc., The Stride Rite Corporation, The Walt Disney Company, and Bain & Company. She also served as a Director of the Company from 2003 to 2008 and of DreamWorks Animation SKG, Inc. from 2005 to 2008, having resigned from both boards of directors in preparation for her 2010 California gubernatorial bid. She served as a Director of Zipcar, Inc. from 2011 to March 2013.

As the former President and Chief Executive Officer of eBay, and previously as a senior officer of a number of consumer products companies, Ms. Whitman has extensive leadership and consumer industry experience. Her prior management roles also provide her with significant marketing and technology experience.

Member of the Compensation & Leadership Development and Innovation & Technology Committees.

Mary Agnes Wilderotter	Director since 2009, Age 58

Mrs. Wilderotter is Chairman of the Board and Chief Executive Officer of Frontier Communications Corporation (a communications company specializing in providing services to rural areas and small and medium-sized towns and cities), which she joined as President and Chief Executive Officer in 2004. Mrs. Wilderotter held the title of President of Frontier until April 2012. Mrs. Wilderotter previously held positions as Senior Vice President of Worldwide Public Sector at Microsoft, President and Chief Executive Officer of Wink Communications, Inc., and Executive Vice President of National Operations for AT&T’s Wireless Service, Inc. She has been a Director of Xerox Corporation since 2006. Mrs. Wilderotter was a Director of The McClatchy Company from 2001 to 2007, and she was a Director of Yahoo! Inc. from 2007 to 2009.

As Chief Executive Officer of Frontier Communications, and previously as Chief Executive Officer of Wink Communications, Mrs. Wilderotter has significant leadership experience. Her current role, along with her prior roles at Microsoft, Wink Communications, and AT&T, also give her a vast amount of consumer industry, marketing, and technology experience.

Member of the Audit and Compensation & Leadership Development Committees.

Patricia A. Woertz	Director since 2008, Age 60

Ms. Woertz is Chairman, Chief Executive Officer, and President of Archer Daniels Midland Company (agricultural processors of oilseeds, corn, wheat, and cocoa, etc.), a company she joined in 2006. Ms. Woertz was named Chief Executive Officer and President in 2006 and Chairman in 2007. Prior to joining Archer Daniels Midland, Ms. Woertz held positions of increasing importance at Chevron Corporation and its predecessor companies. She began her career as a certified public accountant with Ernst & Ernst.

As Chief Executive Officer of Archer Daniels Midland, Ms. Woertz has significant leadership experience. Having started her career as a certified public accountant, and with a broad range of executive roles at Chevron Corporation and its predecessor companies, Ms. Woertz also brings a significant amount of international, marketing, finance, government relations, and technology experience.

Chair of the Audit Committee and member of the Governance & Public Responsibility Committee.

Ernesto Zedillo	Director since 2001, Age 61

Dr. Zedillo served as President of Mexico from 1994 to 2000 and currently serves as Director of the Center for the Study of Globalization and Professor in the field of International Economics and Politics at Yale University. He has been a Director of Alcoa, Inc. since 2002 and Citigroup, Inc. and Promotora de Informaciones S.A. since 2010. Dr. Zedillo was also a Director of Union Pacific Corporation from 2001 to 2006.

Dr. Zedillo’s prior service as President of Mexico provides him with significant government and leadership experience. His current role as Director of the Center for the Study of Globalization and Professor in the field of International Economics and Politics at Yale University provides him with a wealth of international experience. He also has significant financial experience, having previously served on the Audit Committee of Union Pacific and as the Secretary of Economic Programming and the Budget for Mexico, as well as having held various positions at the Banco de Mexico.

Chair of the Governance & Public Responsibility Committee and member of the Innovation & Technology Committee.

Director Nominees’ Experience

As described on pages [xx]-[xx] of this proxy statement, our Board is highly qualified and each Director brings a diversity of skills and experiences to the Board. The list below is a summary; it does not include all of the skills, experiences, qualifications, and diversity that each Director nominee offers, and the fact that a particular experience, skill, or qualification is not listed does not mean that a Director does not possess it.

Member	Leadership, Strategy & Risk Management	Consumer Industry	International	Marketing	Finance & Financial Reporting	Government	Technology & Innovation
Angela F. Braly	✓	✓		✓	✓	✓
Kenneth I. Chenault	✓	✓	✓	✓	✓
Scott D. Cook	✓	✓		✓	✓		✓
Susan Desmond-Hellmann	✓				✓		✓
A.G. Lafley	✓	✓	✓	✓	✓		✓
Terry J. Lundgren	✓	✓		✓	✓		✓
W. James McNerney Jr.	✓		✓	✓	✓	✓	✓
Meg Whitman	✓	✓		✓	✓		✓
Maggie Wilderotter	✓	✓		✓	✓		✓
Patricia A. Woertz	✓		✓	✓	✓	✓	✓
Ernesto Zedillo	✓		✓		✓	✓	✓

The Board’s Purpose

The Board has general oversight responsibility for the Company’s affairs pursuant to Ohio’s General Corporation Law, the Company’s Amended Articles of Incorporation, the Code of Regulations, and the By Laws of the Board of Directors. In exercising its fiduciary duties, the Board represents and acts on behalf of the Company’s shareholders and is committed to strong corporate governance, as revealed through its policies and practices. Although the Board does not have responsibility for the day-to-day management of the Company, it stays informed about the Company’s business and provides guidance to Company management through periodic meetings, site visits, and other interactions. The Board is deeply involved in the Company’s strategic planning process, leadership development, succession planning, and oversight of risk management. The Board has established committees to assist in fulfilling its oversight responsibilities. Additional details concerning the Board’s commitments and principles guiding its overall governance practices are contained in the Board’s Corporate Governance Guidelines, which can be found in the corporate governance section of the Company’s website at www.pg.com/investors.

The Board’s Leadership Structure

The Board regularly considers the appropriate leadership structure for the Company and has concluded that the Company and its shareholders are best served by the Board retaining discretion to determine whether the same individual should serve as both Chief Executive Officer (“CEO”) and Chairman of the Board, or whether the roles should be separated. The Board believes that it is important to retain the flexibility to make this determination at any given point in time based on what it believes will provide the best leadership structure for the Company. This approach allows the Board to utilize its considerable experience and knowledge to elect the most qualified Director as Chairman of the Board, while maintaining the ability to separate the Chairman of the Board and CEO roles when necessary. Accordingly, at different points in the Company’s history, the CEO and Chairman of the Board roles have been held by the same person. At other times, the roles have been held by different individuals. In each instance, the decision on whether to combine or separate the roles was made in the best interests of the Company’s shareholders, based on the circumstances at the time.

Further, in the event that the Board determines that the same individual should hold the positions of CEO and Chairman of the Board, the independent Directors of the Board annually elect a Presiding Director from among the independent Directors. The Presiding Director role is a significant one, with responsibilities consistent with accepted best practices, including:

▪	preside at all meetings of the Board in the absence of, or upon the request of, the Chairman of the Board, including executive sessions of the independent members of the Board;
▪	approve meeting agendas for the Board and information sent to the Board;
▪	approve meeting schedules to assure that there is sufficient time for discussion of all agenda items;
▪	advise the Chairman of the Board and/or the Secretary regarding the agendas for the Board meetings;
▪	call meetings of the non-employee and/or independent members of the Board, with appropriate notice;
▪	advise the Governance & Public Responsibility Committee and the Chairman of the Board on the membership of the various Board committees and the selection of committee chairpersons;
▪	advise the Chairman of the Board on the retention of advisors and consultants who report directly to the Board;
▪	advise the Chairman of the Board and Chief Executive Officer, as appropriate, on issues discussed at executive sessions of non-employee and/or independent members;
▪	with the Chair of the Compensation & Leadership Development Committee, review with the Chief Executive Officer the non-employee members’ annual evaluation of his performance;
▪	serve as principal liaison between the non-employee and/or independent members, as a group, and the Chairman of the Board, as necessary;
▪	serve when necessary and appropriate, after consultation with the Chief Executive Officer, as the liaison between the Board and the Company’s shareholders; and
▪	select an interim Presiding Director to preside over meetings at which he or she cannot be present.

Mr. McNerney serves as the Board’s current Presiding Director and has been annually re-elected to that role since August 14, 2007. Mr. McNerney is a strong, independent Presiding Director, who fulfilled each of these duties during the past year. As the current Chairman of the Board, President, and Chief Executive Officer of The Boeing Company, and former CEO of 3M Company, he brings a wealth of diverse experiences and outside perspective to his role as Presiding Director. In fiscal year 2012-13, the independent Directors met regularly, in [xx] executive sessions, without Mr. McDonald present, and met one time, at its June meeting, without Mr. Lafley present. Mr. McNerney led those sessions and following each, he advised Mr. McDonald and Mr. Lafley, respectively, on the Board’s discussions, including performance feedback.

In connection with the appointment of A.G. Lafley as Chairman and CEO, and upon recommendation of the Governance & Public Responsibility Committee, the non-employee Directors of the Board concluded that the current leadership structure continues to be the right leadership structure for the Company, and, at this time, it is not in the best interests of the shareholders to split the role of Chairman of the Board and CEO and require an independent Chairman. The non-employee Directors reappointed Mr. McNerney to serve as Presiding Director for fiscal year 2013-14.

The Board reached this decision because it knows that Mr. Lafley is a proven leader, and the Directors’ have experience with Mr. Lafley serving as both Chairman of the Board and CEO of this Company. They believe that he will be an excellent leader in both roles. During this time of leadership transition, the Board wanted to keep the roles combined to minimize disruption. The Board also felt that it was important to retain the combined structure with a strong leader to lead the Company as it executes its strategy and productivity efforts. Finally, the Board is confident that Mr. Lafley, as Chairman, and Mr. McNerney, as Presiding Director, will work well together, as they did in the past, and that the appropriate balance of power will be maintained. The current structure has served the Company and its shareholders well in the past and is the best leadership structure for the Company at the current time. The Board will continue to evaluate the Company’s leadership structure to ensure the Board’s structure is right and appropriate at all times.

The Board’s Oversight of Risk

It is the responsibility of the Company’s senior management to develop and implement the Company’s strategic plans, and to identify, evaluate, manage, and mitigate the risks inherent in those plans. It is the responsibility of the Board to understand and oversee the Company’s strategic plans, the associated risks, and the steps that senior management is taking to manage and mitigate those risks. The Board takes an active approach to its role in overseeing the development and execution of the Company’s business strategies as well as its risk oversight role. This approach is bolstered by the Board’s leadership and committee structure, which ensures proper consideration and evaluation of potential enterprise risks by the full Board under the auspices of the Chairman of the Board and Presiding Director, and further consideration and evaluation of discrete risks at the committee level.

To ensure proper oversight of the Company’s management and the potential risks that the Company faces, the non-employee members of the Board annually elect a Presiding Director from the Board’s independent Directors. The Presiding Director’s duties include helping to ensure that the Board’s agenda and executive sessions are appropriately focused on risk. In addition, the Board is comprised of all independent Directors, except for Mr. Lafley, the Chairman and CEO; all members of the key committees of the Board (Audit, Compensation & Leadership Development, and Governance & Public Responsibility) are independent. This system ensures that key decisions made by the Company’s most senior management, up to and including the CEO, are reviewed and overseen by the non-employee Directors of the Board, each of whom is independent.

Risk management oversight by the full Board includes a comprehensive annual review of the Company’s overall strategic plan, typically conducted in June. The Board also devotes significant time to reviewing the strategic plans for each of the Company’s global business units, including the risks associated with these strategic plans at Board meetings during the year. The Board also conducts reviews of other strategic focus areas for the Company. The Board annually reviews the conclusions and recommendations generated by management’s enterprise risk management process. This process involves a cross-functional group of the Company’s senior management which, on a continual basis, identifies current and future potential risks facing the Company and ensures that actions are taken to manage and mitigate those potential risks. The Board also has overall responsibility for leadership succession for the Company’s most senior officers and reviews succession plans each year.

In addition, the Board has delegated certain risk management oversight responsibilities to specific Board committees, each of which reports regularly to the full Board. In performing these oversight responsibilities, each committee has full access to management, as well as the ability to engage independent advisors. The Audit Committee oversees the Company’s compliance with legal and regulatory requirements and its overall risk management process. It also regularly receives reports regarding the Company’s most significant internal controls, compliance risks, and potential legal and regulatory risks, along with management’s plans for managing and mitigating those risks, and processes for maintaining compliance within a strong internal controls environment. Representatives from the Company’s independent auditor attend Audit Committee meetings, regularly make presentations to the Audit Committee, and comment on management presentations. In addition, the Company’s Chief Financial Officer (“CFO”), Chief Legal Officer, chief audit executive, and representatives of the Company’s independent auditor individually meet in private session with the Audit Committee to raise any concerns they might have with the Company’s risk management practices.

The Board’s C&LD Committee employs an independent compensation consultant, Frederic W. Cook & Co., Inc., who does not work for management and, among other tasks, reviews, and reports on all of the Company’s executive compensation programs, including the potential risks and other impacts of incentives created by the programs. For more details on the arrangement with Frederic W. Cook & Co., Inc., please see the section entitled “Engagement of Independent Adviser” found on pages [xx] of this proxy statement.

The independent compensation consultant’s review included an analysis of the Company’s short-term and long-term compensation programs covering key program details, performance factors for each program, target award ranges, maximum funding levels, and plan administrative oversight and control requirements. Key program elements assessed relating to potential compensation risks were pay mix, performance metrics, performance goals and payout curves, payment timing and adjustments, severance packages, equity incentives and stock ownership requirements, and trading policies. Simultaneously, members of management performed a similar review of the Company’s other compensation programs. The results of the consultant’s analysis of the Company’s executive compensation programs, as well as management’s review of the Company’s other compensation programs, were shared with the C&LD Committee, which concluded that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company as a whole.

In reaching its conclusion, the C&LD Committee noted that the Company’s compensation programs include a mix of cash and equity, as well as annual and long-term incentives. This mix of compensation, the design features of these programs, and the Company’s respective oversight and control requirements mitigate the potential of any individual inclination toward taking unnecessary risks. The C&LD Committee also acknowledged various other features of the Company’s compensation programs, policies, and practices designed to mitigate unwarranted risk. For example, the Company’s annual cash bonus program, the Short-Term Achievement Reward (“STAR”), provides the C&LD Committee with discretion to reduce or eliminate any award that would otherwise be payable. In addition, the performance metrics under STAR include both quantitative measures (e.g., top-line growth, bottom-line profits, free cash flow, etc.) and qualitative measures (e.g., relative performance, internal collaboration, strategic strength, innovation, etc.). These non-metric features mitigate the risk of an executive focusing too much on the specific financial metrics under STAR. Moreover, the performance metrics associated with the STAR Company Factor (50% core earnings per share growth and 50% organic sales growth) are aligned with the Company’s business plans and strategic objectives, and the weighting of STAR target awards in the mix of target annual cash compensation is generally at or below the median for the Peer Group, as defined on page [xx] of this proxy statement.

Further, the C&LD Committee recognized that the Company’s long-term incentives include a balanced portfolio of options, restricted stock units, and performance-vested stock (under the Performance Stock Plan). These long-term incentives incorporate a variety of payout horizons that focus executives on long-term performance: 10-year terms with three-year cliff vesting for stock options, restricted stock units with five-year cliff vesting, and a three-year performance period for performance-vested stock. The C&LD Committee also noted that the design of the Performance Stock Plan reduces the likelihood that an executive will focus too much on a single performance measure by including four different performance categories, each of which is equally weighted: organic sales growth, before-tax operating profit growth, core earnings per share growth, and free cash flow productivity. In addition, each of these factors range from a minimum of 0% to a maximum of 200%. Using this sliding scale approach versus an all-or-nothing approach, discourages participants from taking unnecessary risks. Each of the financial measures are defined and further explained on page [xx] of this proxy statement.

Finally, the C&LD Committee acknowledged that the Company has adopted several policies intended to mitigate inappropriate risk taking, including stock ownership guidelines for senior executives, a recoupment policy that can be applied in the event of any significant financial restatement, and an insider trading policy that prohibits margin and hedging transactions by senior executives.

Committees of the Board

To facilitate deeper penetration into certain key areas of oversight, the Board has established four committees. Membership on these Committees, as of August 9, 2013, is shown in the following chart:

Audit	Compensation & Leadership Development	Governance & Public Responsibility	Innovation & Technology
Ms. Woertz*	Mr. McNerney*	Dr. Zedillo*	Mr. Cook*
Ms. Braly	Mr. Chenault	Ms. Braly	Dr. Desmond-Hellmann
Mr. Chenault	Mr. Cook	Mr. Lundgren	Mr. Lundgren
Dr. Desmond-Hellmann	Ms. Whitman	Mr. McNerney	Mr. Rodgers
Mrs. Wilderotter	Mrs. Wilderotter	Mr. Rodgers	Ms. Whitman
		Ms. Woertz	Dr. Zedillo
*Committee Chair

All Directors served on the respective committees listed above, including committee chairs for the Company’s entire fiscal year, with the following exception:

Mr. Lundgren was appointed as a member of the Governance & Public Responsibility and Innovation & Technology Committees effective for the February 12, 2013 meeting.

The Audit Committee met 8 times during the fiscal year ended June 30, 2013, to carry out its responsibilities under its charter. At each meeting, representatives of Deloitte & Touche LLP, the Company’s independent registered public accounting firm, and financial management were present to review accounting, control, auditing, and financial reporting matters. During certain of these meetings, the Audit Committee also held private sessions with the Company’s CFO, Chief Legal Officer, chief audit executive, and representatives of Deloitte & Touche LLP. All members of this Committee are independent under the New York Stock Exchange (“NYSE”) listing standards and the Board of Directors’ Guidelines for Determining the Independence of its Members (the “Independence Guidelines”), which can be found in the corporate governance section of the Company’s website at www.pg.com/investors. The Audit Committee has the responsibilities set forth in its charter with respect to accounting, financial reporting and disclosure processes, and adequacy of systems of disclosure and internal control established by management; the quality and integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the Company’s overall risk management profile; the independent registered public accounting firm’s qualifications and independence; the performance of the Company’s internal audit function and the independent registered public accounting firm; and preparing the annual Report of the Audit Committee to be included in the Company’s proxy statement. The Audit Committee’s charter can be found in the corporate governance section of the Company’s website at www.pg.com/investors.

The Compensation & Leadership Development Committee met 7 times during the fiscal year ended June 30, 2013, during which it held 6 executive sessions with no member of management present. All members of this Committee are independent under the NYSE listing standards, including the enhanced independence requirements for Compensation Committee members, which became effective in July 2013, and the Independence Guidelines. The C&LD Committee has a charter, under which it has full authority and responsibility for the Company’s overall compensation policies, including base pay, short- and long-term pay, retirement benefits, perquisites, severance arrangements, recoupment, stock ownership requirements, and stock option holding requirements, if any, and their specific application to principal officers elected by the Board and to members of the Board. This Committee also assists the Board in the leadership development and evaluation of principal officers. As a practical matter, the CEO makes recommendations to the C&LD Committee regarding the compensation elements of the principal officers (other than his own compensation) based on Company performance, individual performance, and input from Company management and the C&LD Committee’s independent compensation consultant. All final decisions regarding compensation for principal officers are made by this Committee, and this Committee makes a recommendation to the Board regarding the shareholder votes related to executive compensation. For more details regarding principal officer compensation or this Committee’s process for making decisions regarding the compensation of principal officers, please see the Compensation Discussion and Analysis section found on pages [xx] of this proxy statement. This Committee also approves all stock-based equity grants made under The Procter & Gamble 2009 Stock and Incentive Compensation Plan, but the Committee has delegated to the CEO the authority to make certain equity grants to non-principal officers, subject to the specific terms and conditions determined by the C&LD Committee. This Committee retains an independent compensation consultant, hired directly by the C&LD Committee, to advise it regarding executive compensation matters. The C&LD Committee’s charter can be found in the corporate governance section of the Company’s website at www.pg.com/investors.

The Governance & Public Responsibility Committee met 9 times during the fiscal year ended June 30, 2013. All members of the Governance & Public Responsibility Committee are independent under the NYSE listing standards and the Independence Guidelines. The Governance & Public Responsibility Committee has governance responsibilities set forth in its charter with respect to identifying individuals qualified to become members of the Board; recommending when new members should be added to the Board and individuals to fill vacant Board positions; recommending to the Board the Director nominees for the next annual meeting of shareholders and whether to accept the resignation of any incumbent Director nominee who received a greater number of “against” votes than “for” votes in a non-contested election; recommending Board committees and committee assignments; periodically reviewing and recommending updates to the Board’s Corporate Governance Guidelines; educating the Board and the Company in applicable governance laws and regulations; assisting the Board and the Company in interpreting and applying the Company’s Corporate Governance Guidelines and other issues related to Board governance; and evaluating the Board and its members. The Committee also covers public responsibility topics, such as overseeing the Company’s social investments and commitment to making a meaningful impact around the world, by reviewing strategies and plans for improving lives in ways that enable people to thrive and that increase their quality of living; overseeing the Company’s commitment to and efforts regarding environmental sustainability; overseeing the Company’s community and government relations; overseeing the Company’s product quality and quality assurance systems; overseeing protection of the Company’s corporate reputation; and other matters of importance to the Company and its stakeholders (including employees, consumers, customers, suppliers, shareholders, governments, local communities, and the general public); and overseeing the Company’s organizational diversity. The Governance & Public Responsibility Committee’s charter can be found in the corporate governance section of the Company’s website at www.pg.com/investors.

The Innovation & Technology Committee met 2 times during the fiscal year ended June 30, 2013. All members of the Innovation & Technology Committee are independent under the NYSE listing standards and the Independence Guidelines. The Innovation & Technology Committee has the responsibilities set forth in its charter with respect to overseeing and providing counsel on matters of innovation and technology. Topics considered by this Committee include the Company’s approach to technical and commercial innovation; the innovation and technology acquisition process; and tracking systems important to successful innovation. The Innovation & Technology Committee’s charter can be found in the corporate governance section of the Company’s website at www.pg.com/investors.

Board Engagement and Attendance

Our current Directors are active and engaged. Board agendas are set in advance by the Chairman of the Board and Presiding Director, to ensure that appropriate subjects are covered and that there is sufficient time for discussion. Directors are provided with comprehensive materials in advance of Board and Committee meetings and are expected to review and reflect on these materials before each meeting, to ensure that time in Board and Committee meetings is focused on robust and active discussions versus lengthy presentations. During the fiscal year ended June 30, 2013, the Board held 12 meetings, and the Committees of the Board held 26 meetings, for a total of 38 meetings. Average attendance at these meetings by members of the Board during the past year exceeded 97%, and all Directors attended greater than 81% of the meetings of the Board and the Committees on which they serve. The Board expects all of its members to attend the annual meeting of shareholders; all Directors attended the October 9, 2012 annual meeting.

The non-employee members of the Board met [xx] times during fiscal year 2012-13 in executive session (without the presence of Mr. McDonald, Mr. Lafley or other employees of the Company) to discuss various matters related to the oversight of the Company, the management of Board affairs, succession planning for the Company’s top management (including the CEO position), and the CEO’s performance.

The Board believes that service on the boards of other public companies provides valuable governance and leadership experience that ultimately benefits the Company. The Board also recognizes that outside public board service requires a significant commitment of time and attention, and therefore, in accordance with best governance practices, limits Director participation on other public boards. Under the Corporate Governance Guidelines, Directors who are active CEOs of other public companies may sit on no more than two additional outside public boards, and other non-employee Directors may sit on no more than three additional outside public boards. All Directors are in compliance with this policy. This practice helps ensure that our Directors can give appropriate levels of time and attention to the affairs of the Company. In addition, when nominating a Director for service on the Board, the Governance & Public Responsibility Committee considers whether the nominee will have adequate time to serve as a Director of the Company. Each Director demonstrates their strong engagement and high attendance, and has adequate time to devote to the affairs of the Company.

Director Independence

The Board has determined that the following Directors are independent under the NYSE listing standards and the Independence Guidelines because they have either no relationship with the Company (other than being a Director and shareholder of the Company) or only immaterial relationships with the Company: Angela F. Braly, Kenneth I. Chenault, Scott D. Cook, Susan Desmond-Hellmann, Terry J. Lundgren, W. James McNerney, Jr., Johnathan A. Rodgers, Margaret C. Whitman, Mary Agnes Wilderotter, Patricia A. Woertz, and Ernesto Zedillo. All members of the Board’s Audit, Compensation & Leadership Development, Governance & Public Responsibility and Innovation & Technology Committees are independent.

In making these independence determinations, the Board applied the NYSE listing standards and the categorical independence standards contained in the Independence Guidelines. Under the Independence Guidelines, certain relationships were considered immaterial and, therefore, were not considered by the Board in determining independence, but were reported to the Chair of the Governance & Public Responsibility Committee. Applying the NYSE listing standards and the Independence Guidelines, the Board determined that there are no transactions, relationships or arrangements that would impair the independence or judgment of any of the Directors deemed independent by the Board.

Mr. Lafley is Chairman of the Board, President and CEO of the Company. As such, he cannot be deemed independent under the NYSE listing standards or the Independence Guidelines.

Pursuant to the Company’s Independence Guidelines, upon Dr. Susan Desmond-Hellmann’s appointment to Facebook’s Board of Directors earlier in the year, the Governance & Public Responsibility Committee and the Board of Directors reassessed her independence. Facebook’s relationship with the Company was deemed immaterial under the Board’s Independence Guidelines because Dr. Desmond-Hellmann is a Director of Facebook but was not involved in negotiating any transactions with the Company and did not receive special benefits from any transactions.

Code of Ethics

The Company has a code of ethics for its Directors, officers, and employees. The most recent version of this code of ethics, which is consistent with SEC regulations and NYSE listing standards, is contained in the Worldwide Business Conduct Manual. The Worldwide Business Conduct Manual was updated and redeployed to all of the Company’s employees, officers and Directors in early 2011, and can be found on the Company’s website at www.pg.com, along with any future amendments thereto. The Worldwide Business Conduct Manual is firmly rooted in the Company’s long-standing Purpose, Values and Principles, which is made available to employees in 28 different languages and can be found on the Company’s website at www.pg.com.

Review and Approval of Transactions with Related Persons

The Worldwide Business Conduct Manual requires that all employees and Directors disclose all potential conflicts of interest and promptly take actions to eliminate any such conflict when the Company requests. In addition, the Company has adopted a written Related Person Transaction Policy that prohibits any of the Company’s executive officers, Directors, or any of their immediate family members from entering into a transaction with the Company, except in accordance with the policy.

Under our Related Person Transaction Policy, the Chief Legal Officer is charged with primary responsibility for determining whether, based on the facts and circumstances, a related person has a direct or indirect material interest in a proposed or existing transaction. To assist the Chief Legal Officer in making this determination, the policy sets forth certain categories of transactions that are deemed not to involve a direct or indirect material interest on behalf of the related person. If, after applying these categorical standards and weighing all of the facts and circumstances, the Chief Legal Officer determines that the related person would have a direct or indirect material interest in the transaction, the Chief Legal Officer must present the transaction to the Audit Committee for review or, if impracticable under the circumstances, to the Chair of the Audit Committee. The Audit Committee must then either approve or reject the transaction in accordance with the terms of the policy. In the course of making this determination, the Audit Committee shall consider all relevant information available to it and, as appropriate, must take into consideration the following:

•	whether the transaction was undertaken in the ordinary course of business of the Company;

•	whether the transaction was initiated by the Company or the related person;

•	whether the transaction contains terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to the Company of, the transaction;

•	the approximate dollar value of the transaction, particularly as it involves the related person;

•	the related person’s interest in the transaction; and

•	any other information regarding the related person’s interest in the transaction that would be material to investors under the circumstances.

The Audit Committee may only approve the transaction if it determines that the transaction is not inconsistent with the best interests of the Company as a whole. Further, in approving any such transaction, the Audit Committee has the authority to impose any terms or conditions it deems appropriate on the Company or the related person. Absent this approval, no such transaction may be entered into by the Company with any related person.

Jon R. Moeller, the Company’s CFO, is married to Lisa Sauer, a long-tenured employee of the Company who currently holds the position of Vice President–Product Supply, Global Home Care. Her total compensation in the last year was approximately $[xx], consisting of salary, bonus, equity grants, and retirement benefits. Her compensation is consistent with the Company’s overall compensation principles based on her years of experience, performance, and position within the Company. Prior to Mr. Moeller becoming CFO, the Audit Committee approved the continued employment of Ms. Sauer with the Company under the Company’s Related Person Transaction Policy, concluding that her continued employment was not inconsistent with the best interests of the Company as a whole.

Deborah P. Majoras, the Company’s Chief Legal Officer and Secretary, is married to John M. Majoras, one of over 800 partners in the law firm of Jones Day. The Company has hired Jones Day, in the ordinary course of business, to perform legal services. The Company’s relationship with Jones Day dates back more than 25 years and significantly precedes Ms. Majoras joining the Company as Vice President and General Counsel in 2008 from the Federal Trade Commission, where she served as Chairman. Mr. Majoras does not receive any direct compensation from the fees paid to Jones Day by the Company, his ownership in the Jones Day law firm is significantly less than 1%, and the fees paid by the Company to Jones Day in the last fiscal year were significantly less than 1% of their annual revenues. Mr. Majoras did not personally render any legal services to the Company, nor supervise any attorney in rendering legal services to the Company during the previous fiscal year. Under the Company’s Related Person Transaction Policy, the Audit Committee reviewed and approved the continued use of Jones Day as a provider of legal services to the Company, but required the Company’s CEO to approve any recommendations by Ms. Majoras to hire Jones Day for a specific legal matter. In doing so, the Committee concluded that the Majorases did not have a direct or indirect material interest in the Company’s hiring of Jones Day and that the relationship is not inconsistent with the best interests of the Company as a whole.

Mark Biegger, the Company’s Chief Human Resources Officer (“CHRO”), has a brother and a nephew who are each employed by the Company. Each is deemed a “Related Person” because they are immediate family members of a Related Person. Each was employed by the Company prior to Mr. Biegger’s appointment to CHRO, effective September 1, 2013. Mr. Biegger’s brother, Brian Biegger, has been employed by the Company since 1983 and is currently in the Customer Business Development organization. Mark’s nephew, Eric Biegger, was hired by the Company in 2005 and works in Product Supply. Each receives annual compensation from the Company. Brian Biegger’s total annual compensation in the last year, consisting of salary, bonus, equity grants and retirement benefits was less than $[xx]. Eric Biegger’s total annual compensation in the last year, consisting of salary and retirement benefits was less than $[xx]. The Committee determined that Brian and Eric each have a direct material interest in their annual compensation but approved these transactions because they are not inconsistent with the best interests of the Company as a whole, for the following reasons:

•	The respective employment relationships between the Company and Brian and Eric existed before Mark was appointed to the CHRO position.

•

Neither Brian nor Eric work in the Human Resources function. Mark does not, and will not, make decisions regarding the careers of Brian or Eric or any other HR-specific matter related directly to either one.

•

The compensation paid to Brian and Eric is paid in the ordinary course, consistent with the Company’s overall compensation principles and practices, and consistent with compensation paid to Company peers at the same level, with similar histories and who make similar contributions. Mark does not have influence over their specific compensation.

•	Appropriate controls are in place to avoid any future potential or actual conflicts of interest.

Other than as noted above, there were no transactions, in which the Company or any of its subsidiaries was a participant, the amount involved exceeded $120,000, and any Director, Director nominee, executive officer, or any of their immediate family members had a direct or indirect material interest reportable under applicable SEC rules or that required approval of the Audit Committee under the Company’s Related Person Transaction Policy, nor are there any currently proposed.

Communication with Directors and Executive Officers

Shareholders and others who wish to communicate with the Board or any particular Director, including the Presiding Director, or with any executive officer of the Company, may do so by writing to the following address:

[Name of Director(s)/Executive Officer or “Board of Directors”]

The Procter & Gamble Company

c/o Secretary

One Procter & Gamble Plaza

Cincinnati, OH 45202-3315

All such correspondence is reviewed by the Secretary’s office, which logs the material for tracking purposes. The Board has asked the Secretary’s office to forward to the appropriate Director(s) all correspondence, except for personal grievances, items unrelated to the functions of the Board, business solicitations, advertisements, and materials that are profane.

Shareholder Recommendations of Board Nominees and Committee Process for Recommending Board Nominees

The Governance & Public Responsibility Committee will consider shareholder recommendations for candidates for the Board, which should be submitted to:

Chair of the Governance & Public Responsibility Committee

The Procter & Gamble Company

c/o Secretary

One Procter & Gamble Plaza

Cincinnati, OH 45202-3315

The minimum qualifications and preferred specific qualities and skills required for Directors are set forth in Article II, Sections B through E of the Board’s Corporate Governance Guidelines. The Committee considers all candidates using these criteria, regardless of the source of the recommendation. The Committee’s process for evaluating candidates also includes the considerations set forth in Article II, Section B of the Committee’s Charter. After initial screening for minimum qualifications, the Committee determines appropriate next steps, including requests for additional information, reference checks, and interviews with potential candidates. In addition to shareholder recommendations, the Committee also relies on recommendations from current Directors, Company personnel, and others. From time to time, the Committee may engage the services of outside search firms to help identify candidates. During the fiscal year ended June 30, 2013, no such engagement existed (and none currently exists), and no funds were paid to outside parties in connection with the identification of nominees. All nominees for election as Directors who currently serve on the Board are known to the Committee and were recommended by the Committee to the Board as Director nominees.

Pursuant to the Company’s Code of Regulations, a shareholder wishing to nominate a candidate for election to the Board at an annual meeting of shareholders is required to give written notice to the Secretary of the Company of his or her intention to make such nomination. The notice of nomination must be received at the Company’s principal executive offices not less than 140 days nor more than 240 days prior to the one-year anniversary of the preceding year’s annual shareholder meeting. Certain other notice periods apply if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date. Based on the one-year anniversary of the 2013 annual meeting, a shareholder wishing to nominate a candidate for election to the Board at the 2014 annual meeting must provide such notice no earlier than February 10, 2014, and no later than May 21, 2014.

As set forth in the Company’s Code of Regulations, the notice of nomination is required to contain information about both the nominee and the shareholder making the nomination, including information sufficient to allow the Governance & Public Responsibility Committee to determine if the candidate meets certain criteria. A nomination that does not comply with the requirements set forth in the Company’s Code of Regulations will not be considered for presentation at the annual meeting.

Availability of Corporate Governance Documents

In addition to their availability on the Company’s website at www.pg.com, copies of the Company’s Amended Articles of Incorporation, the Company’s Code of Regulations, all Committee Charters, the Corporate Governance Guidelines (including Independence Guidelines, Confidentiality Policy and Financial Literacy and Expertise Guidelines), the Worldwide Business Conduct Manual, the Company’s Purpose, Values, and Principles and the Related Person Transaction Policy are available in print upon request by writing to the Company Secretary at One Procter & Gamble Plaza, Cincinnati, OH 45202-3315.

The objective of the C&LD Committee is to provide non-employee members of the Board a compensation package consistent with the size-adjusted median of the Peer Group. Directors can elect to receive any part of their fees or retainer (other than the grant of Restricted Stock Units (“RSUs”)) as cash, retirement restricted stock or unrestricted stock. The Company did not grant any stock options to Directors in FY 2012-13. Effective October 9, 2012, non-employee members of the Board received the following compensation:

•

a grant of RSUs following election to the Board at the Company’s October 9, 2012 annual meeting of shareholders, with a grant date fair value of $160,000. These units are forfeited if the Director resigns during the year, do not deliver in shares until at least one year after the Director leaves the Board, and cannot be sold or traded until delivered in shares, thus encouraging alignment with the Company’s long-term interests and the interests of shareholders. These RSUs will earn dividend equivalents at the same rate as dividends paid to shareholders;

•	an annual retainer fee of $110,000 paid in quarterly increments; and

•

an additional annual retainer paid to the Presiding Director and Chair of each committee as follows: Presiding Director, $30,000; Chair of the Audit Committee, $25,000; Chair of the C&LD Committee, $20,000; Chairs of the Governance & Public Responsibility and Innovation & Technology Committees, $15,000.

Non-employee members of the Board must own Company stock and/or RSUs worth six times their annual cash retainer. A number of the non-employee Directors were appointed or elected to the Board within the last few years. However, all non-employee Directors either meet or are on track to meet the ownership requirements within the five-year period established by the C&LD Committee.

The following table and footnotes provide information regarding the compensation paid to the Company’s non-employee Directors in FY 2012-13. Directors who are employees of the Company receive no compensation for their services as Directors.

Director Compensation Table
		Fees
Name	Annual Retainer	Committee Chair & Presiding Director Fees	Total Fees Earned or Paid in Cash		Stock Awards [1]	All Other Compensation[2]	Total
	($)	($)	($)		($)	($)	($)
Angela F. Braly	110,000	0	110,000	[3]	160,000	100	270,000
Kenneth I. Chenault	110,000	0	110,000		160,000	100	270,000
Scott D. Cook	110,000	15,000	125,000	[4]	160,000	100	285,000
Susan Desmond-Hellmann	110,000	0	110,000		160,000	100	270,000
Terry J. Lundgren	55,000	0	55,000	[5]	0	100	55,000
W. James McNerney Jr.	110,000	47,500	157,500	[6]	160,000	100	317,000
Johnathan A. Rodgers	110,000	0	110,000	[7]	160,000	100	270,000
Meg Whitman	110,000	0	110,000		160,000	100	270,000
Maggie Wilderotter	110,000	0	110,000		160,000	100	270,000
Patricia A. Woertz	110,000	23,750	133,750		160,000	100	293,850
Ernesto Zedillo	110,000	15,000	125,000		160,000	100	285,000

1 Annually, upon election at the Company’s annual meeting of shareholders, each Director is awarded a grant of restricted stock units (RSUs) with a grant date fair value of $160,000. Since Mr. Lundgren did not join the Board until January 8, 2013, he was not entitled to the 2011-12 award. As of the end of FY 2012-13:

a.	Ms. Braly has 13,467 unvested stock awards outstanding.
b.	Mr. Chenault has 17,974 unvested stock awards outstanding.
c.	Mr. Cook has 44,948 unvested stock awards outstanding and 7,790 option awards outstanding.
d.	Dr. Desmond-Hellmann has 5,006 unvested stock awards outstanding.
e.	Mr. McNerney has 47,069 unvested stock awards outstanding.
f.	Mr. Rodgers has 41,494 unvested stock awards outstanding and 3,760 option awards outstanding.
g.	Ms. Whitman has 5,006 unvested stock awards outstanding.
h.	Mrs. Wilderotter has 10,280 unvested stock awards outstanding.
i.	Ms. Woertz has 14,204 unvested stock awards outstanding.
j.	Dr. Zedillo has 30,510 unvested stock awards outstanding and 3,760 option awards outstanding.

Unvested stock awards include RSUs that have not delivered in shares and restricted stock for which the restrictions have not lapsed. RSUs earn dividend equivalents which are accrued in the form of additional RSUs each quarter and credited to each Director’s holdings. These RSUs have the same vesting restrictions as the underlying RSUs and are ultimately deliverable in shares. Restricted stock earns cash dividends that are paid quarterly with the option of reinvesting in Company stock.

2 For one of the Board meetings during FY 2012-13, the Company incurred cost associated with providing a minor commemorative item valued at $100. For the December 2012 Board meeting, each Director was encouraged to bring a guest. For all Board meetings throughout the fiscal year, Directors were entitled to bring a guest so long as the Director used the Company aircraft to attend the meeting and the guest’s attendance did not result in any incremental aircraft costs. Directors and their guests are also covered under the same insurance policy as all Company employees for accidental death while traveling on Company business (coverage is $750,000 for each Director and $300,000 for a guest). The incremental cost to the Company for this benefit is $1,982. In addition, the Company maintains a Charitable Awards Program for current and retired Directors who were participants prior to July 1, 2003. Under this program, at their death, the Company donates $1,000,000 per Director to up to five qualifying charitable organizations selected by each Director. Directors derive no financial benefit from the program because the charitable deductions accrue solely to the Company. The Company funds this contribution from general corporate assets. Upon the death of a former Director, the Company donated $1,000,000 during FY 2012-13 to charities previously designated by that Director. This program was discontinued for any new Director effective July 1, 2003. In FY 2012-13, the Company made a $500 donation on behalf of each Director to the Children’s Safe Drinking Water Program or to a different charity of their choice. Similar to the Charitable Awards Program described above, these donations were funded from general corporate assets, and the Directors derive no financial benefit from these donations because the charitable deductions accrue solely to the Company. As employee Directors, neither Mr. McDonald nor Mr. Lafley received a retainer, fees, or a stock award. Mr. McDonald attended Board meetings and activities as described above, and, in conjunction with those meetings, received the minor commemorative item.

3 Ms. Braly took $105,000 of her fees for FY 2012-13 in stock. For the first half of FY 2012-13, she received retirement restricted stock, which had a grant date fair value of $55,066. For the second half of FY 2012-13, she took her fees in unrestricted stock, which had a grant date fair value of $50,110.

4 Mr. Cook took $120,000 of his fees for FY 2012-13 in retirement restricted stock, which had a grant date fair value of $120,207.

5 Mr. Lundgren took his fees for the second half of FY 2012-13 in unrestricted stock, which had a grant date fair value of $55,126.

6 Mr. McNerney took his fees for FY 2012-13 in unrestricted stock, which had a grant date fair value of $157,734.

7 Mr. Rodgers took his fees for the first half of FY 2012-13 in retirement restricted stock, which had a grant date fair value of $27,567. During the second half of FY 2012-13, he took his fees in cash.

Report of the Compensation & Leadership Development Committee

The Compensation & Leadership Development Committee of the Board of Directors has reviewed and discussed the following section of this proxy statement entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Committee has recommended to the Board that the section entitled “Compensation Discussion and Analysis,” as it appears on the following pages, be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013.

W. James McNerney, Jr. (Chair)

Kenneth I. Chenault

Scott D. Cook

Margaret C. Whitman

Mary Agnes Wilderotter

Introduction

This compensation discussion and analysis explains the Company’s compensation philosophies and programs. The focus of the analysis is on the Company’s named executive officers (NEOs) for FY 2012-13: A.G. Lafley, Chairman of the Board, President, and Chief Executive Officer; Robert A. McDonald, Retired Chairman of the Board, President and Chief Executive Officer; Jon R. Moeller, Chief Financial Officer; Werner Geissler, Vice Chairman—Global Operations; E. Dimitri Panayotopoulos, Vice Chairman—Global Business Units; and Filippo Passerini, Group President—Global Business Services and Chief Information Officer.

Effective May 23, 2013, Mr. McDonald stepped down as Chairman of the Board, President, and Chief Executive Officer. From the time he stepped down until his retirement on June 30, 2013, Mr. McDonald acted as an advisor to the Company on transition issues.

Executive Summary

Our fundamental objective is to create value for our shareholders at leadership levels, on a consistent long-term basis. To accomplish this goal, we design executive compensation programs that emphasize pay for performance, support our business strategies, and discourage our executives from taking excessive risks. To ensure a balance between short-term decision making and long-term success, the Company uses three programs to incent executives: the one-year Short Term Achievement Reward (STAR), the three-year Performance Stock Plan (PSP), and the long-term Key Manager Stock Program. About 85% of NEO compensation is tied to Company performance via these programs.

Company Results

The Company’s focus for FY 2012-13 was on the execution of four key strategic priorities: maintaining strong developing market momentum, strengthening our core developed market business, building a strong innovation pipeline, and aggressively driving cost savings and productivity improvements.

	FY 2011-12 Actual	FY 2012-13 Targets	FY 2012-13 Actual

Core EPS Growth[1]	-1%	-1% to 4%

Organic Sales Growth[2]	3%	2% to 4%

Adjusted Free Cash Flow Productivity[3]	90%	About 90%

1 Core EPS Growth measures the Company’s diluted net earnings per share from continuing operations excluding certain items that are not judged to be part of the Company’s sustainable results or trends. This exclusion includes impairment charges for goodwill and indefinite-lived intangible assets in 2012, incremental restructuring charges due to increased focus on productivity and cost savings in 2012 and 2013, charges in 2012 and 2013 related to the European legal matters, a gain resulting from the Company’s purchase of the balance of its Baby Care and Feminine Care joint venture in Iberia in 2013, and a charge in 2013 from the balance sheet impact of a devaluation of the official foreign exchange rate in Venezuela. FY 2011-12 data has been revised to reflect the sale of the Snacks business.

2 Organic Sales Growth measures sales growth excluding the impacts of acquisitions, divestitures, and foreign exchange from year-over-year comparisons.

3 Adjusted Free Cash Flow Productivity is defined as the ratio of operating cash flow less capital spending to net earnings adjusted for the impact of the Snacks divestiture in 2012 and the Iberia holding gain in 2013.

CEO Compensation for FY 2012-13

The Chief Executive Officer’s compensation is determined by the C&LD Committee with assistance from the C&LD Committee’s independent compensation consultant, Frederic W. Cook & Co. The C&LD Committee reviews and considers the following when making compensation decisions for the Chief Executive Officer:

•	benchmarked data and compensation opportunities for chief executive officers in the Peer Group (defined on page [xx]);

•	Company results;

•	personal contributions and leadership; and

•	the total compensation package, including the cost to the Company of all retirement programs, benefits, and executive benefits.

Mr. Lafley’s FY 2012-13 Compensation Highlights

In order to set Mr. Lafley’s compensation for the time worked during FY 2012-13, the C&LD Committee reviewed the total compensation opportunity for chief executive officers in the Peer Group. They determined that Mr. Lafley’s total compensation opportunity for FY 2012-13 would have been $19,000,000, reflecting his considerable experience and demonstrated results as a CEO, as well as the relative size and value of the Company within the Peer Group. Of that $19,000,000, $2,000,000 was allocated to salary, $5,000,000 to annual cash bonus, and $12,000,000 to long-term incentive opportunity. Mr. Lafley received $217,391 in salary for FY 2012-13 representing his $2,000,000 annual salary and a start date of May 23, 2013. The C&LD Committee also awarded a cash payment of $1,632,000 in FY 2012-13 in lieu of participation in the short- and long-term incentive programs for FY 2012-13, which equated to 9.6% of his short- and long-term incentive opportunity based on the approximately five weeks worked during FY 2012-13. This compensation structure was approved by both the C&LD Committee and the Board of Directors.

Mr. McDonald’s FY 2012-13 Compensation Highlights

When setting Mr. McDonald’s FY 2012-13 compensation, the C&LD Committee primarily considered the Company results as described above. In addition, the C&LD Committee considered Mr. McDonald’s leadership in other important areas such as sustainability, diversity, innovation, and leadership development.

•	Salary. Mr. McDonald’s base salary remained at $1,600,000.

•	STAR Annual Bonus Program. Mr. McDonald’s STAR Target was unchanged from FY 2011-12 at 190% of salary. The actual STAR payout was [xx]% of Target.

•

Long-Term Incentive Programs. The C&LD Committee approved a long-term incentive opportunity with a total grant date fair value of $[xx]. The PSP payout will not occur until August 2015 and will be based on achievement of the performance goals described on page [xx]. The compensation to be realized from the Key Manager Stock Grant will depend on the Company’s future stock price.

Executive Compensation Practices

Our executive compensation practices support good governance and mitigate excessive risk-taking.

What We Do:

Significant share ownership and share holding requirements are in place for senior executives.

Multiple performance metrics under STAR and PSP discourage excessive risk-taking by removing any incentive to focus on a single performance goal to the detriment of the Company.

Appropriate balance between short-term and long-term compensation discourages short-term risk taking at the expense of long-term results.

Double Trigger. Time-based equity awards do not vest solely on account of a change-in-control (requires a qualifying termination following a change-in-control).

Engagement of an Independent Advisor. Our C&LD Committee engages an independent compensation consultant, who performs no other work for the Company, to advise on executive compensation matters.

Clawback policy permits the C&LD Committee to recoup certain compensation payments in the event of a significant restatement of financial results for any reason. Additionally, the stock plan allows recovery of proceeds from stock transactions if a participant violates certain plan provisions.

What We Do Not Do:

No employment agreements with executives containing special severance payments such as golden parachutes.

No special executive retirement programs and no severance programs that are specific to executive officers.

No gross-up payments to cover personal income taxes or excise taxes that pertain to executive or severance benefits.

No excessive perquisites for executives.

No hedging or engaging in the following transactions that include shares of Common Stock: pledging, collars, short sales, and other derivative transactions.

No re-pricing or backdating stock options.

2012 Say on Pay Advisory Vote Outcome

In October 2012, shareholders approved the Company’s Say on Pay proposal with 93.15% of votes cast in favor of the compensation paid to the NEOs. The Company considers this vote a positive endorsement of its executive compensation practices and decisions. The shareholders’ overwhelming support of the Company’s executive compensation program is one factor that contributed to the C&LD Committee’s decision not to make significant changes to the Company’s current executive compensation programs, principles, and policies. In addition, the Company routinely engages with our investors to understand their issues and perspectives on the Company, including our executive compensation practices. The C&LD Committee will continue to consider results from the annual shareholder advisory votes, including the next vote on October 8, 2013, as well as other shareholder input, when reviewing executive compensation programs, principles, and policies.

We design our compensation programs to motivate our executives to achieve our fundamental and overriding objective—to create value for our shareholders at leadership levels on a consistent long-term basis. As such, we encourage shareholders to support the Company’s advisory Say on Pay resolution, which can be found on pages [x-x] of this proxy statement.

End of Executive Summary

Our Compensation Objectives

Our fundamental and overriding objective is to create value for our shareholders at leadership levels on a consistent long-term basis. To accomplish this goal, the C&LD Committee designs executive compensation programs that:

•

Emphasize Pay for Performance by aligning incentives with business strategies to reward executives who achieve or exceed Company, business unit, and individual goals, while discouraging excessive risk-taking by removing any incentive to focus on a single performance goal to the detriment of others.

•	Pay Competitively by setting target compensation opportunities to be competitive with other multinational corporations of similar size, value, and complexity.

•

Focus on Long-Term Success by including equity as a cornerstone of our executive pay programs and by using a combination of short-term and long-term incentives to ensure a strong connection between Company performance and actual compensation realized.

Emphasizing Pay for Performance

Our executive compensation program consists of four key components: salary, STAR, and two long-term incentive equity programs – PSP and the Key Manager Stock Grant. These four components constitute approximately [xx]% on average of each NEO’s total compensation. The remaining [xx]% consists of retirement and other benefits.

We design our programs so that NEO compensation varies by type (fixed versus performance-based), length of performance period (short-term versus long-term), and form (cash versus equity). We believe that such variation is necessary to: (1) strike the appropriate balance between short- and long-term business goals; (2) encourage appropriate behaviors and discourage excessive risk-taking; and (3) align the interests of the Company’s executives with our shareholders.

While salary is considered fixed, salary progression over time is based on individual performance. The remaining compensation components vary based on the performance of the individual, the performance of the individual’s business unit, and the performance of the Company as a whole. This mix of components is designed to incent both individual accountability and collaboration to build long-term shareholder value. The charts below show the average mix of the key components of FY 2012-13 NEO compensation, excluding Mr. Lafley’s, by type, length, and form.

Consistent with our design principles, performance-based programs pay out at 100% when goals are achieved. Payouts below 100% occur when goals are not achieved and payouts above 100% are possible when goals are exceeded. For example, over the previous 10 years, the average STAR payout for NEOs ranged from a low of 84% of target to a high of 164% of target and the Company’s long-term performance program payout ranged from a low of 42% of target to a high of 200% of target. These payouts were based on the results achieved as compared to the pre-established performance targets, highlighting the clear link between pay and performance that underlies our compensation programs.

Paying Competitively

The C&LD Committee structures executive compensation so that total targeted annual cash and long-term compensation opportunities are competitive with the targets for comparable positions at 25 companies considered to be our peers, based on criteria described below (“Peer Group”). The C&LD Committee sets targets for each element of compensation relative to the same elements of compensation paid to those holding similar jobs at companies in our Peer Group, focusing on positions with similar management and revenue responsibility. The C&LD Committee reviews a regression analysis that adjusts for the differences in revenue size within the Peer Group. For the CEO’s compensation analysis, the C&LD Committee considers the Company’s revenue and market capitalization compared to our Peer Group.

The Peer Group is objectively determined and consists of global companies that generally meet the following criteria:

•	Have revenue comparable to the Company ($84 billion in FY 2011-12) and/or market capitalization comparable to the Company (approximately $168 billion as of June 30, 2012);

▪	Peer Group revenues range from $17 billion to $434 billion with a median of $69 billion; and

▪	Peer Group market capitalization ranges from $27 billion to $395 billion with a median of $88 billion.

•	Compete with the Company in the marketplace for business and investment capital;

•	Compete with the Company for executive talent; and

•

Have generally similar pay models. We do not compare with companies in the financial services, insurance or gas and electric utility industries, where the mix of pay elements or program structure is generally materially different.

Each year, the C&LD Committee evaluates and, if appropriate, updates the composition of the Peer Group. Changes to the Peer Group are carefully considered and made infrequently to assure continuity from year to year. For FY 2012-13, the only change to the Peer Group was the replacement of Kraft Foods with Mondelez International, the successor corporation to roughly two-thirds of Kraft’s business following a corporate restructuring. The Peer Group currently consists of the following companies:

3M AT&T Boeing Chevron Coca-Cola	Colgate-Palmolive ConocoPhillips Du Pont Exxon Mobil Ford Motor Co.	General Electric Hewlett-Packard Home Depot IBM Johnson & Johnson	Kimberly-Clark Lockheed Martin Merck Mondelez PepsiCo	Pfizer Target United Technologies Verizon Communications Wal-Mart Stores

While the target total compensation for our NEOs is set considering the size-adjusted median target total compensation within our Peer Group, actual compensation varies depending on the NEO’s experience in the particular role as well as total Company, business unit, and individual performance. Consistent with our principles to pay for performance and pay competitively, substantial differences may exist among NEOs’ pay because the C&LD Committee does not set specific guidelines for the ratio of any one position’s pay to another.

Focus on Long-Term Success

To reinforce the importance of stock ownership and long-term focus for our most senior executives, including the NEOs, the C&LD Committee established the Executive Share Ownership Program and Stock Option Exercise Holding Requirement.

The Executive Share Ownership Program requires the CEO to own shares of Company stock and/or RSUs (including granted PSUs) valued at a minimum of eight times salary. All other NEOs must own stock and/or RSUs (including granted PSUs) valued at a minimum of four or five times salary, depending on the NEO’s role. The C&LD Committee annually reviews these holdings, and in 2013 each NEO exceeded these requirements.

The Stock Option Exercise Holding Requirement ensures executives remain focused on sustained shareholder value even after exercising their stock options. The holding requirement applies when an executive, including an NEO, has not met the ownership requirements of the Executive Share Ownership Program. When the holding requirement applies, the CEO is required to hold the net shares received from stock option exercises for at least two years, and the other NEOs are required to hold net shares for at least one year. The holding requirement does not apply to incentive plan awards that executives elect to take as stock options instead of cash or unrestricted stock.

Elements of Our Compensation Programs

NEO Compensation for FY 2012-13[1]
Compensation Element	% of Total	Description	Cash	Equity
Salary		Annual Base Pay	✓
STAR Bonus[2]		Annual Performance Based Bonus based on 1-year Results	✓
Key Manager Stock Grant		Annual Long-Term Equity Award		✓
Performance Stock Program		Performance Based Stock Program based on 3-year Results		✓
Retirement & Other		Retirement Plan Contributions and Executive Benefits	✓	✓

1 The breakdown of FY 2012-13 NEO Compensation excludes the payments made to Mr. Lafley for his role as Chief Executive Officer from May 23, 2013 through June 30, 2013.

2 The STAR Bonus is considered a cash program. However, participants may elect to receive their bonus in equity instead of cash.

Annual Cash Compensation

The Company’s annual cash compensation consists of salary and STAR. We collect and analyze data from the Peer Group on the total annual cash compensation opportunity (salary plus annual bonus target) for positions comparable to those at the Company. We consider the target median annual cash compensation opportunity for each position within our peer group, adjusted for size using a regression analysis of Peer Group revenues, to set a salary range mid-point and a target for STAR, as a percentage of salary (“STAR Target”).

Salary

Mr. Lafley’s salary for FY 2012-13 was $217,371, which represents the $2,000,000 annual salary the C&LD Committee determined for Mr. Lafley adjusted for a May 23, 2013 start date.

Mr. McDonald’s salary remained at $1,600,000 for FY 2012-13. The salaries for Messrs. Geissler and Panayotopoulos also remained unchanged, at $1,045,000 and $1,085,000, respectively. The C&LD Committee increased Mr. Moeller’s salary from $825,000 to $850,000 to bring his annual cash compensation in line with the size-adjusted median of other chief financial officers in the Peer Group.

STAR Annual Bonus

The STAR program links a substantial portion of each NEO’s annual cash compensation to the Company’s performance for the fiscal year. The program focuses on the achievement of business unit results, but also includes a component that measures the performance of the Company as a whole. STAR awards are generally paid in cash, but executives can elect to receive their awards in RSUs, stock options, or deferred compensation.

STAR awards are calculated using the following formula:

The basis for each element of STAR is:

•	STAR Target. The C&LD Committee sets STAR Targets as a percentage of salary for NEOs, using annual bonus benchmarks for similar positions in our Peer Group.

•

Business Unit Performance Factor. The C&LD Committee determines Business Unit Performance Factors using a retrospective assessment of the performance of each of the 21 global business units (“GBU”) and market development organizations (“MDO”) against seven metrics: organic sales growth, operating profit growth, adjusted free cash flow productivity, value share, volume growth, productivity, and internal controls. This assessment is compared to each business unit’s role in the portfolio, reflecting the different industries in which the Company’s businesses compete and their growth potential. The CEO, CFO, and Chief Human Resources Officer review the assessments and recommend Business Unit Performance Factors for each business unit. None of these officers participate in discussion or recommend Business Unit Performance Factors for their own STAR awards. The Business Unit Performance Factors can range between 53% and 167%. The Business Unit Performance Factor for global business services and corporate functions is the weighted average of all the GBU and MDO Business Unit Performance Factors in order to align all organizations with the seven metrics.

•

Total Company Performance Factor. The C&LD Committee sets targets for the Company’s annual Organic Sales Growth and Core EPS Growth as the basis for the Company Performance Factor to encourage a balanced focus on both top-line and bottom-line results. It also establishes performance levels and a payout matrix that determine a Company Performance Factor between a minimum of 70% and a maximum of 130% to encourage collaboration among the business units.

While the formula described above is used to calculate potential STAR awards, the C&LD Committee retains the authority to make no STAR award in a given year and the discretion to accept, modify, or reject management’s recommendations for any or all employees, including the NEOs.

FY 2012-13 STAR Annual Bonus

In lieu of a FY 2012-13 STAR award, Mr. Lafley received a $480,000 cash payment on June 30, 2013. The C&LD Committee determined the amount of this payment by pro-rating a target bonus of $5,000,000 for the time worked during the fiscal year.

Based on the review of total annual cash compensation opportunity for similar positions in the Peer Group, the C&LD Committee maintained Mr. McDonald’s STAR Target at 190% of salary for FY 2012-13. The C&LD Committee increased the CFO’s STAR Target to 115% of target to provide total targeted annual cash compensation opportunity and mix of incentive pay in line with other chief financial officers in the Peer Group. The STAR Target for the Vice Chairmen remained at 115%, and Mr. Passerini’s STAR target remained at 90%.

At the beginning of FY 2012-13, the C&LD Committee established Organic Sales Growth and Core EPS Growth targets of [xx]% and [xx]%, respectively, to be used to compute the FY 2012-13 Company Performance Factor, and set a payout matrix that would generate a Company Performance Factor between 70% and 130% depending on the actual Organic Sales and Core EPS Growth achieved. Organic Sales Growth was [xx]%, and Core EPS Growth was [xx]% resulting in a Total Company Performance Factor of [xx]%.

The C&LD Committee then reviewed the recommendations provided for the 21 different Business Unit Performance Factors and, after considering the performance of the total Company and the appropriate combination of Business Unit Performance Factors for each NEO, approved the following STAR awards.

FY 2012-13 STAR Awards[1]
NEO	STAR Target	Business Unit Performance Factor	Total Company Performance Factor	STAR Award	STAR Award (% of Target)
	($)			($)
Robert A. McDonald	3,040,000	Committee Decision Based on Performance
Jon R. Moeller	977,500	Committee Decision Based on Performance
Werner Geissler	1,201,750
E. Dimitri Panayotopoulos	1,247,750
Filippo Passerini	765,000

1 Mr. Lafley did not participate in the FY 2012-13 STAR Program but received a cash payment as described on page [xx].

The C&LD Committee determined a STAR award of $[xx] for Mr. McDonald, which was equal to [xx]% of his STAR Target. The C&LD Committee, with input from Mr. Lafley, determined an award for Mr. Moeller of $[xx], which was equal to [xx]% of his STAR Target. Mr. Lafley recommended STAR awards for Messrs. Geissler, Panayotopoulos, and Passerini of $[xx], $[xx], and $[xx], respectively.

Long-Term Incentive Programs

The majority of the NEOs’ compensation is delivered through two long-term incentive programs tied to Company performance: the Performance Stock Program and the Key Manager Stock Grant.

The C&LD Committee uses competitive market data to set total long-term compensation targets considering the median total long-term compensation of comparable positions in the Peer Group regressed for revenue size.

The CEO recommends NEO grants to the C&LD Committee based on benchmarked long-term compensation targets, adjusted for business results and individual contributions attributable to each NEO and, including that individual’s leadership skills. These recommendations can be up to 50% above or 50% below the benchmarked target.

The C&LD Committee retains full authority to accept, modify, or reject these recommendations. In exceptional cases, no grant will be awarded. Approximately half of each NEO’s long-term compensation is allocated to PSP via an Initial PSU Grant (as defined below). The remaining portion is a Key Manager Stock Grant. The final grant date fair value of the awards may not reflect an approximately 50/50 split between PSP and Key Manager Stock Grant due to the final accounting valuations for stock awards (PSUs and RSUs) versus stock options.

Performance Stock Program

The PSP aligns the interests of the NEOs with shareholders by encouraging NEOs to focus on the aspects of the long-term performance of the Company that create shareholder value. In the first year of each three-year performance period, the C&LD Committee grants Performance Stock Units (“PSUs”) to participants (“Initial PSU Grant”). The number of PSUs that vest at the end of the performance period will depend on Company results over the three-year period.

The C&LD Committee sets targets at the beginning of each performance period for the following categories (“Performance Categories”): Organic Sales Growth, before-tax Operating Profit Growth, Core EPS Growth, and Adjusted Free Cash Flow Productivity. The C&LD Committee then assigns a minimum and maximum for each Performance Category. At the end of the three-year performance period, each Performance Category will have a Performance Factor between 0% and 200%, depending on results achieved in each category. The Performance Factor will be 100% if the business results for the category are at target. Business results falling between the minimum and maximum levels are determined via linear interpolation. Using a sliding scale to reward performance, as opposed to “all or nothing” goals, discourages participants from taking unnecessary risks to ensure a final payment under the program. At the end of each three year performance period, the C&LD Committee multiplies the average of the four Performance Factors by the Initial PSU Grant to determine the vested PSUs. The formula is as follows:

The vested PSUs are delivered in shares of Common Stock to the applicable participant following the end of the Performance Period. Participants may elect to defer receipt of the shares of Common Stock by choosing to instead receive RSUs.

Key Manager Stock Grant

The Key Manager Stock Grant is the second component of the Company’s long-term incentive compensation for its senior executives. These awards are generally granted in stock options, but executives can elect to receive all or a portion of their grant in RSUs, with the exception of the CEO, whose grant form and amount is solely determined by the C&LD Committee. Stock options are not exercisable (do not vest) until three years from the date of grant and expire ten years from the date of grant. RSUs are delivered in shares of Common Stock five years from the date of grant. These awards focus executives on the long-term success of the Company, and the vesting restrictions enhance retention because employees who voluntarily resign from the Company during the specified vesting periods forfeit their grants.

FY 2012-13 Long-Term Incentive Grants

Mr. Lafley did not participate in FY 2012-13 long-term incentive programs. Instead, he received a $1,152,000 cash payment on June 30, 2013 that represents a pro rata portion of the long-term incentive opportunity that the C&LD Committee established for Mr. Lafley for FY 2012-13.

The following long-term incentive grants were made in FY 2012-13. These grants are reported using grant date fair value, but the actual compensation realized by each NEO will be determined by future Company performance.

FY 2012-13 Long-Term Incentive Grants[1]
	PSP Grant		Key Manager Stock Grant			Total
NEO	# of PSUs	Grant Date Fair Value	# of Options	# of RSUs	Grant Date Fair Value	Grant Date Fair Value
Robert A. McDonald
Jon R. Moeller
Werner Geissler
E. Dimitri Panayotopoulos
Filippo Passerini

1 Mr. Lafley did not receive a FY 2012-13 long-term incentive grant. Instead, he received a cash payment as described above.

The C&LD Committee approved total long-term incentives for Mr. McDonald with a grant date fair value of $[xx]. When making this decision, the C&LD Committee considered the Company results and Mr. McDonald’s leadership in other important areas such as sustainability, diversity, innovation, and the development of leadership needed for the long-term success of the Company.

The C&LD Committee approved total long-term incentives for Mr. Moeller. The grant date fair value of his long-term incentive awards was $[xx]. The C&LD Committee approved total long-term incentives for Messrs. Geissler and Panayotopoulos. The grant date fair value of Messrs. Geissler’s and Panayotopoulos’ awards was $[xx] each. The C&LD Committee approved total long-term incentives for Mr. Passerini. The grant date fair value of Mr. Passerini’s long-term incentive awards was $[xx].

In conjunction with deciding the amount and allocation of the NEOs’ long term incentive opportunities for FY 2012-13, the C&LD Committee set the PSP Performance Factors listed below. The delivery of results against these factors will determine the ultimate payout for this portion of compensation.

PSP Goals for Performance Period July 1, 2012 - June 30, 2015
Organic Sales Growth[1]		Before Tax Operating Profit[2]		Core EPS[3]		Adjusted Free Cash Flow Productivity[4]
Percentile Rank in Peer Group	Payout Factor	% Growth	Payout Factor	% Growth	Payout Factor	%	Payout Factor

1 Organic Sales Growth will be based on the percentile rank within the competitive peer group of the 3-year compound annual growth rate.

2 Before Tax Operating Profit will be based on the 3-year compound annual growth rate.

3 Core EPS Growth will be based on the 3-year compound annual growth rate.

4 Adjusted Free Cash Flow Productivity achieved will be based on the 3-year sum of Operating Cash Flow less the sum of Capital Expenditures divided by the sum of the Net Earnings.

Looking Back: Realized Pay for PSUs Granted in FY 2010-11

In addition to setting the Performance Goals for the next three years, the C&LD reviewed the results for the past three years (FYs 2010-11 to 2012-13). The C&LD reviewed these results against the goals established at the beginning of the Performance period to determine the realized pay.

PSP Performance for July 1, 2010-June 30, 2013
Performance Factor	Target	Actual	Payout
Organic Sales Growth Percentile Rank in Peer Group[1]	60th
Before Tax Operating Profit[2]	7.7%
Core EPS Growth[3]	8.7%
Adjusted Free Cash Flow Productivity[4]	95%
PSP Payout (Average of Performance Factors)

1 Organic Sales Growth will be based on the percentile rank within the competitive peer group of the 3-year compound annual growth rate.

2 Before Tax Operating Profit will be based on the 3-year compound annual growth rate.

3 Core EPS Growth will be based on the 3-year compound annual growth rate.

4 Adjusted Free Cash Flow Productivity achieved will be based on the 3-year sum of Operating Cash Flow less the sum of Capital Expenditures divided by the sum of the Net Earnings.

Based on the results delivered, the NEOs, except for Mr. Lafley, who did not receive a 2010-11 PSP grant, received PSP payouts at [xx]% of target, which resulted in the following PSU awards for each NEO:

1 Mr. Lafley did not receive a PSU grant in FY 2010-11. He will begin participating in the PSP program in FY 2013-14.

Special Equity Awards

On rare occasions, the C&LD Committee makes special equity grants in the form of restricted stock or RSUs to senior executives to assure retention of the talent necessary to manage the Company successfully or to recognize superior performance. There were no special equity awards granted to NEOs by the C&LD Committee during FY 2012-13.

Retirement Programs

The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan (“PST”) is the Company’s primary retirement program for U.S.-based employees. The PST is a qualified defined contribution plan providing retirement benefits for full-time U.S. employees, including the NEOs. Under the PST, the Company makes an annual contribution of cash, which is used to purchase Company stock that is credited to each participant’s PST account, upon which dividends are earned. The amount of the stock grant varies based upon individual salaries and years of service.

Some participants in PST (including the NEOs) do not receive their full grant due to federal tax limitations. As a result, they participate in the nonqualified PST Restoration Program. These individuals receive RSUs valued at an amount equal to the difference between the contribution made under PST and what would have otherwise been contributed under PST but for the tax limitations. Participants are vested in their PST accounts after five years, and their PST Restoration RSUs are forfeitable until they become eligible for retirement.

The PST and the PST Restoration Program have created ownership at all levels of the Company. These programs continue to serve the Company and its shareholders well by focusing employees on the long-term success of the business.

For non-U.S.-based employees, individual country plans provide retirement benefits. In addition, employees who work in multiple countries during their careers may also be eligible for supplemental benefits under the International Retirement Plan (“IRP”) and the Global International Retirement Arrangement (“IRA”). Messrs. Geissler, Panayotopoulos, and Passerini participate in these programs.

Executive Benefits

The Company provides certain other limited benefits to senior executives to fulfill particular business purposes, which are primarily for convenience and personal security. No changes were made to executive benefits over the past year, and the Company continues to manage executive benefits as a very small percentage ([xx]%) of total compensation for the NEOs during FY 2012-13.

Benefits such as home security systems, secured workplace parking, and an annual physical health examination are provided to safeguard NEOs. While Company aircraft are generally used for Company business only, for security reasons the Chief Executive Officer is required by the Board to use Company aircraft for all air travel, including personal travel. To increase executive efficiency, in limited circumstances, NEOs may travel to outside board meetings on Company aircraft as part of a longer business trip. In addition, if a Company aircraft flight is already scheduled for business purposes and can accommodate additional passengers, NEOs and their spouse/guests may join flights for personal travel. To the extent any travel on Company aircraft (e.g. personal/spouse/guest travel) results in imputed income to the NEO, the NEO is responsible for paying the taxes on that income and the Company does not provide separate gross-up payments based on the NEO’s personal income tax due. We also reimburse NEOs for tax preparation and some financial counseling to minimize distractions, keep NEO’s attention focused on Company business, and to assure accurate personal tax reporting. To remain competitive and retain our top executives, we offer executive group whole life insurance coverage (equal to salary plus STAR Target). Finally, to further increase executive efficiency, we provide limited local transportation within Cincinnati. The C&LD Committee reviews these arrangements regularly to assure they continue to fulfill business needs and remain reasonable versus market practice.

Other Key Compensation Program Features

This additional information may assist the reader in better understanding the Company’s compensation practices and principles.

Engagement of Independent Adviser

The C&LD Committee renewed its agreement with Frederic W. Cook & Co., to advise it on various compensation matters, including Peer Group identification, competitive practices and trends, specific program design, and actions with respect to NEO and principal officer compensation. Prior to the renewal, the C&LD Committee evaluated the independence of Frederic W. Cook & Co., taking into account any relationships with the Company’s directors, officers, and employees in accordance with NYSE listing standards. Based on this evaluation, the C&LD Committee concluded Frederic W. Cook & Co. is an independent advisor. Under the terms of its agreement with the C&LD Committee, Frederic W. Cook & Co. is prohibited from doing any other business for the Company or its management, and the C&LD Committee has direct responsibility for oversight and compensation of the work performed by Frederic W. Cook & Co. The C&LD Committee meets with its independent compensation consultant in an Executive Session at every regularly scheduled C&LD Committee meeting.

Company management uses a separate compensation consultant, Meridian Compensation Partners, LLC, to provide compensation advice, competitive survey analysis, and other benchmark information related to trends and competitive practices in executive compensation.

Employment Contracts

The C&LD Committee believes employment contracts for executives are not necessary, because most executives have spent the majority of their professional careers with the Company and have developed a focus on the Company’s long-term success. Moreover, the C&LD Committee does not provide special executive severance payments, such as golden parachutes, to its executives. In the event the Company encourages an NEO, or any other U.S. employee, to terminate employment with the Company (but not for cause), that individual may receive a separation allowance of up to one year’s annual salary, calculated based on years of service.

Tax Gross-Ups

Generally, the Company does not increase payments to any employees, including NEOs, to cover non- business-related personal income taxes. However, certain expatriate allowances, relocation reimbursements, and tax equalization payments are made to employees assigned to work outside their home countries, and the Company will cover the personal income taxes due on these items in accordance with expatriate policy because there is a business purpose. In addition, from time to time, the Company may be required to pay personal income taxes for certain separating executives hired through acquisitions in conjunction with pre-existing contractual obligations.

Governing Plans, Timing, Pricing, and Vesting of Stock-Based Grants

All grants of stock options, PSUs, restricted stock and/or RSUs made to employees after October 13, 2009, are made under The Procter & Gamble 2009 Stock and Incentive Compensation Plan (as amended) (“2009 Plan”). The 2009 Plan was approved by Company shareholders at the October 13, 2009, annual shareholder meeting. Previous grants were made under The Procter & Gamble 2001 Stock and Incentive Compensation Plan (as amended) (“2001 Plan”) and The Gillette Company 2004 Long-Term Incentive Plan (“2004 Gillette Plan”). The 2001 Plan was approved by Company shareholders. The 2004 Gillette Plan was approved by Gillette shareholders and adopted by the Company in 2005 as part of our merger with The Gillette Company.

The 2009 Plan contains a vesting provision commonly known as a “second trigger,” which limits accelerated vesting in the event of a change in control. Time-based awards assumed as part of a change in control would only vest for involuntary terminations of employment for reasons other than cause and for terminations of employment for good reason.

With the exception of any special equity awards discussed on page [xx] of this proxy statement, the Company grants stock, PSUs, RSUs, and stock options on dates that are consistent from year to year. If the C&LD Committee changes a grant date, it is done in advance and only after careful review and discussion. The pre-established grant dates for the programs are as follows: PST Restoration and IRP, first Thursday in August; STAR, last business day on or before September 15; and PSP and Key Manager Stock Grants, last business day of February (and, if necessary for corrections, on the last business day on or before May 9).

The Company has never re-priced stock options and is not permitted to do so without prior shareholder approval. The Company does not backdate stock options. We use the closing price of the Common Stock on the date of grant to determine the grant price for executive compensation awards. However, because the PST uses the value of shares based on the average price of Common Stock for the last five days in June, the grants of RSUs made under the PST Restoration Program and IRP follow this same grant price practice.

Mitigation of Excessive Risk-Taking

Recoupment & Clawback

The C&LD Committee’s Senior Executive Officer Recoupment Policy permits the C&LD Committee to recoup or “clawback” STAR or long-term incentive program payments made to executives in the event of a significant restatement of financial results for any reason. This authority is in addition to the C&LD Committee’s authority under the 2001 Plan and the 2009 Plan to suspend or terminate any outstanding stock options if the C&LD Committee determines that the participant violated certain plan provisions. Moreover, the 2009 Plan has a clawback provision that allows the Company or the C&LD Committee to recover certain proceeds from option exercises or delivery of shares if the participant violates certain plan provisions.

Balanced Weighting of Performance Metrics in Compensation Programs

The STAR program and PSP use balanced weighting of multiple performance metrics to determine the payout. This discourages excessive risk-taking by removing any incentive to focus on one goal to the detriment of others. STAR and PSP are described on pages [xx] and pages [xx] of this proxy statement, respectively.

Prohibition of Use of Company Stock in Derivative Transactions

The Company’s Insider Trading Policy prohibits NEOs from involving Company stock in pledging, collars, short sales, hedging investments, and other derivative transactions. Purchases and sales of Company stock by NEOs can only be made during the one-month period following public earnings announcements or, if outside these window periods, with express permission from the Company’s Legal Division or in accordance with a previously established trading plan that meets SEC requirements.

Additional Information

Deferred Compensation Plan

The Procter & Gamble Company Executive Deferred Compensation Plan (“EDCP”) allows executives to defer receipt of up to 100% of their STAR award and/or up to 50% of their annual salary. Executives may also elect to convert a portion of their PST Restoration RSUs into notional cash contributions to the EDCP with investment choices that mirror those available to all U.S. employees who participate in the Company’s 401(k) plan. No above-market or preferential interest is credited on deferred compensation, as those terms are defined by the SEC.

Tax Treatment of Certain Compensation

Section 162(m) of the Internal Revenue Code limits the Company deductibility of executive compensation paid to certain NEOs to $1,000,000 per year, but contains an exception for certain performance-based compensation. Stock options awarded under the Key Manager Stock Grant as well as awards granted under STAR and PSP programs satisfy the performance-based requirements for deductible compensation.

While the C&LD Committee’s general policy is to preserve the deductibility of compensation paid to the NEOs, the C&LD Committee nevertheless authorizes payments that might not be deductible if it believes they are in the best interests of the Company and its shareholders. In addition, in certain years, individuals may receive non-deductible payments resulting from awards made prior to becoming a NEO.

Executive Compensation Changes for FY 2013-14

The following tables, footnotes, and narratives, found on pages [xx] to [xx], provide information regarding the compensation, benefits, and equity holdings in the Company for the NEOs.

Summary Compensation

FY 2012-13 Summary Compensation Table
Name and Principal Position	Year	Salary	Bonus[1]	Stock Awards[2]	Option Awards[3]	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings[4]	All Other Compen- sation[5]	Total
		($)	($)	($)	($)	($)	($)	($)

A.G. Lafley	2012-13
Chairman of the Board, President and Chief Executive Officer

Robert A. McDonald	2012-13
Retired Chairman of the Board, President and Chief Executive Officer	2011-12	1,600,000	2,432,000	6,449,332	4,404,706	0	312,559	15,198,597
	2010-11	1,600,000	2,632,000	5,599,736	6,171,877	0	184,424	16,188,037

Jon R. Moeller	2012-13
Chief Financial Officer	2011-12	825,000	762,127	2,669,053	1,029,608	0	60,815	5,346,603
	2010-11	750,000	781,121	2,118,128	1,251,451	0	61,759	4,962,459

Werner Geissler	2012-13
Vice Chairman - Global Operations	2011-12	1,045,000	967,529	2,551,836	1,747,200	421,000	149,240	6,881,805
	2010-11	945,000	1,137,284	2,907,394	1,112,405	132,000	70,859	6,304,942

E. Dimitri Panayotopoulos	2012-13
Vice Chairman - Global Business Units	2011-12	1,085,000	963,138	2,560,331	1,747,200	465,000	79,450	6,900,119
	2010-11	985,000	886,490	1,733,915	2,595,600	0	75,238	6,276,243

Filippo Passerini	2012-13
Group President - Global Business Services and Chief Information Officer	2011-12	791,667	687,240	2,049,952	436,804	118,700	65,182	4,149,545

1 For Mr. Lafley, Bonus reflects the cash payment made on June 30, 2013 and described on page [xx] of this proxy. For all other NEOs, FY 2012-13 Bonus reflects 2012-13 STAR awards that will be paid on September 15, 2013. Each NEO that participated in STAR can elect to take his STAR award in cash, deferred compensation, RSUs, or stock options.

2 For FY 2012-13, Stock Awards include the grant date fair value of any PST Restoration Program awards and the PSUs granted in February 2013 under the PSP. The fair value of these awards is determined in accordance with FASB ASC Topic 718. For PSUs granted under the PSP, an executive must be an employee as of June 30th following the grant date to retain the PSUs (“retention period”), and the PSUs deliver on August 20th following the end of the Performance Period (“vesting period”). For RSUs granted under the Key Manager Stock Grant, an executive must be an employee as of June 30th following the grant date to retain the RSUs (“retention period”), and the RSUs deliver five years from the grant date (“vesting period”). Pursuant to SEC rules, the amounts shown exclude the impact of forfeitures related to service-based vesting conditions. Please see Note [xx] to the Consolidated Financial Statements contained in the Company’s 2013 Annual Report on Form 10-K for more information.

3 Option Awards for FY 2012-13 include the grant date fair value of each Key Manager Stock Grant, determined in accordance with FASB ASC Topic 718. Executives must remain employed through June 30th following a Key Manager Stock Grant in order to retain these stock options (“retention period”) and these option grants become exercisable three years from the date of grant (“vesting period”). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the assumptions made in the valuation for the current year awards reflected in this column, please see Note [xx] to the Consolidated Financial Statements contained in the Company’s 2013 Annual Report on Form 10-K. For information on the valuation assumptions with respect to grants made in prior fiscal years, please see the corresponding note to the Consolidated Financial Statements contained in the Company’s Annual Report for the respective fiscal year.

4 This column reflects aggregate changes in the actuarial present value of Messrs. Geissler’s, Panayotopoulos’, and Passerini’s pension benefits under all defined benefit and actuarial pension plans. None of the other NEOs has a pension plan. None of the NEOs had above-market earnings on deferred compensation.

5 Please see the table below for information on the numbers that comprise the All Other Compensation column.

All Other Compensation
Name and Principal Position	Year	Retirement Plan Contributions [i]	Executive Group Life Insuranceii	Flexible Compensation Program Contributionsiii	Expatriate, Relocation and Tax Equalization Paymentsiv	Executive Benefits [v]	Totalvi
		($)	($)	($)	($)	($)	($)

A.G. Lafley	2012-13
Chairman of the Board, President and Chief Executive Officer

Robert A. McDonald	2012-13
Retired Chairman of the Board, President and Chief Executive Officer	2011-12 2010-11	50,541 51,747	10,748 8,960	4,900 $,900	3,385 1,031	242,985 117,786	312,559 184,424

Jon R. Moeller	2012-13
Chief Financial Officer	2011-12 2010-11	50,541 51,747	3,081 2,562	3,675 3,675	0 0	3,518 3,775	60,815 61,759

Werner Geissler	2012-13
Vice Chairman - Global Operations	2011-12 2010-11	50,541 51,747	4,985 3,901	4,900 4,900	82,718 5,364	6,096 4,947	149,240 70,859

E. Dimitri Panayotopoulos	2012-13
Vice Chairman - Global Business Units	2011-12 2010-11	50,541 51,747	6,267 4,900	4,900 4,900	6,635 932	11,107 12,759	79,450 75,238

Filippo Passerini	2012-13
Group President - Global Business Services and Chief Information Officer	2011-12	50,541	2,293	4,900	0	7,448	65,182

i Amounts contributed by the Company pursuant to the PST, a qualified defined contribution plan providing retirement benefits for U.S.-based employees. NEOs also receive contributions in the form of RSU grants pursuant to the PST Restoration Program, a nonqualified defined contribution plan. These RSU awards are included in the Stock Awards column of the Summary Compensation Table.

ii Under the Executive Group Life Insurance Program (“EGLIP”), the Company offers key executives who have substantially contributed to the success and development of the business, and upon whom the future of the Company chiefly depends, life insurance coverage equal to salary plus their STAR target up to a maximum of $5,000,000. These policies are owned by the Company. Because premium payments are returned to the Company when the benefit is paid out, we believe the annual premiums paid by the Company overstate the Company’s true cost of providing this life insurance benefit. Accordingly, the amounts shown in the table are an average based on Internal Revenue Service tables used to value the term cost of such coverage for calendar year 2012 and calendar year 2013, which reflect what it would cost the executive to obtain the same coverage in a term life insurance policy. The average of the two calendar years was used because fiscal year data is not available. This program is in addition to any other Company-provided group life insurance in which a NEO may enroll that is also available to all employees on the same basis.

iii Flexible Compensation Program Contributions are given to U.S.-based employees in the form of credits to pay for coverage in a number of benefit plans including, but not limited to, medical insurance and additional life insurance. Employees may also receive unused credits as cash. Credits are earned based on PST years of service.

iv The amounts shown are for fees paid by the Company for services provided to assist these executives with issues related to tax equalization payments and storage and delivery associated with past expatriate assignments, and for tax equalization payments made by the Company to cover incremental taxes required in connection with the NEO’s prior expatriate assignments.

v In addition, all NEOs are entitled to the following personal benefits: financial counseling (including tax preparation), an annual physical examination, occasional use of a Company car, secure workplace parking, and home security and monitoring. While Company aircraft is generally used for Company business only, the CEO is required to use Company aircraft for all air travel, including travel to outside board meetings and personal travel, pursuant to the Company’s executive security program established by the Board of Directors. While traveling on Company aircraft, the CEO may bring a limited number of guests (spouse, family member, or similar guest) to accompany him. The aggregate incremental aircraft usage costs associated with Mr. Lafley’s personal use of the Company aircraft during FY 2012-13 was $[xx]. In addition, Mr. McDonald’s personal use of Company aircraft, including the costs associated with travel to outside board meetings not fully reimbursed by the other company, were $[xx] for FY 2012-13 and are included in the total above. Messrs. Moeller, Geissler, Panayotopoulos, and Passerini are permitted to use the Company aircraft for travel to outside board meetings and, if the Company aircraft is already scheduled for business purposes and can accommodate additional passengers, may use it for personal travel and guest accompaniment. Each of the NEOs, except Mr. Moeller, utilized the Company aircraft for personal travel and/or guest accompaniment when the aircraft was scheduled for business purposes, but there was no incremental cost to the Company associated with these trips. The incremental costs to the Company for these benefits, other than use of Company aircraft, are the actual costs or charges incurred by the Company for the benefits. The incremental cost to the Company for use of the Company aircraft is calculated by using an hourly rate for each flight hour. The hourly rate is based on the variable operational costs of each flight, including fuel, maintenance, flight crew travel expense, catering, communications and fees, including flight planning, ground handling and landing permits. For any flights that involved mixed personal and business usage, any personal usage hours that exceed the business usage are utilized to determine the incremental cost to the Company.

vi This total does not reflect a charitable donation of $[xx] made by the Company to [xx] on behalf of the Company’s Global Leadership Council, of which each NEO is a member. This donation was funded from general corporate assets, and the NEOs derived no financial benefits from this donation because this charitable deduction accrues solely to the Company.

The material factors necessary for an understanding of the compensation detailed in the above two tables are further described in the Compensation Discussion and Analysis section of this proxy statement.

Grants of Plan-Based Awards

The following table and footnotes provide information regarding grants of equity under Company plans made to the NEOs during FY 2012-13.

Grants of Plan-Based Awards
NEO/Plan Name[1]	Grant Date[2]	Compensation & Leadership Development Committee Action Date				All Other Stock Awards: Number of Shares or Stock Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards[3] ($ per share)	Grant Date Fair Value of Stock and Option Awards[4] ($)

Estimated Future Payouts Under Equity Incentive Plan Awards
			Threshold (#)	Target (#)	Maximum (#)

A.G. Lafley[5]

Robert A. McDonald
Key Manager Options[6]
Performance Stock Plan PSUs[7]
PST Restoration RSUs[8]

Jon R. Moeller
Key Manager Options[6]
Key Manager RSUs [9]
Performance Stock Plan PSUs[7]
PST Restoration RSUs[10]

Werner Geissler
Key Manager Options[6]
Performance Stock Plan PSUs[7]
PST Restoration RSUs[8]

E. Dimitri Panayotopoulos
Key Manager Options[6]
Performance Stock Plan PSUs[7]
PST Restoration RSUs[8]

Fillippo Passerini
Key Manager Options[6]
Key Manager RSUs[9]
Performance Stock Plan PSUs[7]
PST Restoration RSUs[8]

1 For awards granted under the PST Restoration Program, dividend equivalents are earned at the same rate as dividends paid on Common Stock. All references below to delivery of RSUs in shares reflect the current election of the NEO and may be changed at a later date, subject to applicable tax rules and regulations.

2 Grant dates for equity awards are consistent from year to year, as described on page [xx] of this proxy statement.

3 The options granted were awarded using the closing price of the Company stock on the date of the grant.

4 This column reflects the grant date fair value of each award computed in accordance with FASB ASC Topic 718.

5 Mr. Lafley received a cash payment described on page [xx] because he did not receive grants of plan based awards for FY 2012-13.

6 These options are forfeitable until the later of retirement eligibility or June 30th after the grant date, and will become exercisable on February 28, 2016, and expire on February 28, 2023.

7 These units are forfeitable until the later of retirement eligibility or June 30th after the grant date, and will deliver in shares on August 20, 2015.

8 These units will deliver in shares one year following retirement.

9 These units are forfeitable until the later of retirement eligibility or June 30th after the grant date, and will deliver in shares on February 28, 2018.

10 These units are forfeitable until Mr. Moeller is eligible for retirement, and will deliver in shares one year following such retirement.

Outstanding Equity at Fiscal Year End

The following table and footnotes provide information regarding unexercised stock options and stock awards that have not yet vested as of the end of FY 2012-13.

Outstanding Equity at Fiscal Year End
Name	Grant[1] Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable[2] (#)	Number of Securities Underlying Unexercised Options Unexercisable[2] (#)	Option Exercise Price ($)	Option Expiration Date	Number of Share or Units of Stock that Have Not Vested[3] ($)	Market Value of Share or Units of Stock that Have Not Vested[4] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)

A.G. Lafley

Robert A. McDonald

Jon R. Moeller

Outstanding Equity at Fiscal Year End
Name	Grant[1] Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable[2] (#)	Number of Securities Underlying Unexercised Options Unexercisable[2] (#)	Option Exercise Price ($)	Option Expiration Date	Number of Share or Units of Stock that Have Not Vested[3] ($)	Market Value of share or Units of Stock that Have Not Vested[4] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)

Werner Geissler

Outstanding Equity at Fiscal Year End
Name	Grant[1] Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable[2] (#)	Number of Securities Underlying Unexercised Options Unexercisable[2] (#)	Option Exercise Price ($)	Option Expiration Date	Number of Share or Units of Stock that Have Not Vested[3] ($)	Market Value of Share or Units of Stock that Have Not Vested[4] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)

E. Dimitri Panayotopoulos

Outstanding Equity at Fiscal Year End
Name	Grant[1] Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable[2] (#)	Number of Securities Underlying Unexercised Options Unexercisable[2] (#)	Option Exercise Price ($)	Option Expiration Date	Number of Share or Units of Stock that Have Not Vested[3] ($)	Market Value of Share or Units of Stock that Have Not Vested[4] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)

Filippo Passerini

1 On December 1, 2005, the Company converted all outstanding retirement restricted stock to RSUs that are deliverable in shares one year following retirement. The numbers contained in this table for December 1, 2005, reflect this conversion. They do not represent an incremental grant of stock awards on that date.

2 The following provides details regarding the vesting date for each of the option grants included in the table. The Vest Date indicates the date the options become exercisable.

Option Awards
	Grant Date	Vest Date	Grant Date	Vest Date
	02/26/1999	02/26/2002	09/15/2005	09/15/2008
	07/01/1999	07/01/2002	02/28/2006	02/28/2009
	07/09/1999	07/09/2002	09/15/2006	09/15/2009
	09/15/1999	09/15/2002	02/28/2007	02/28/2010
	07/10/2000	07/10/2003	09/14/2007	09/14/2010
	09/15/2000	09/15/2003	02/29/2008	02/28/2011
(1)	09/24/2001	01/01/2005	05/09/2008	05/09/2011
(2)	09/24/2001	09/24/2004	02/27/2009	02/27/2012
	09/13/2002	09/13/2005	02/26/2010	02/26/2013
	09/15/2003	09/15/2006	09/15/2010	09/15/2013
	02/27/2004	02/27/2007	02/28/2011	02/28/2014
	09/15/2004	09/15/2007	02/29/2012	02/28/2015
	02/28/2005	02/28/2008

3 Restricted stock earns cash dividends that are paid quarterly. RSUs awarded under STAR, the PST Restoration Program, IRP and Special Equity earn dividend equivalents which are accrued in the form of additional RSUs each quarter, credited to each Named Executive Officer’s holdings and subject to the same vesting and other applicable restrictions. These dividend equivalents are included in the amounts shown. The following provides detail regarding the vesting date for Restricted Stock, RSU, and PSU holdings included in the table. The Vest Date for RSUs indicates the date such units are deliverable in shares. The Vest Date for PSUs indicates the date the award is earned. The PSU awards are delivered in shares in August following the date the award is earned. The Vest Date for restricted stock indicates the date that restrictions lapse.

Stock Awards
Grant Date	Vest Date		Grant Date	Vest Date
09/15/2004	One Year Following Retirement		02/27/2009	02/27/2014
08/04/2005	One Year Following Retirement		08/06/2009	One Year Following Retirement
09/15/2005	One Year Following Retirement		09/15/2009	One Year Following Retirement
12/01/2005	One Year Following Retirement		02/26/2010	02/26/2015
08/03/2006	One Year Following Retirement		08/05/2010	One Year Following Retirement
09/15/2006	One Year Following Retirement		09/15/2010	One Year Following Retirement
08/02/2007	One Year Following Retirement	(3)	02/28/2011	02/28/2016
09/14/2007	One Year Following Retirement
02/29/2008	02/28/2013		08/04/2011	One Year Following Retirement
08/07/2008	One Year Following Retirement	(4)	02/29/2012	02/28/2017
09/15/2008	One Year Following Retirement
01/13/2009	One Year Following Retirement

4 The Market value of shares or RSUs that have not vested was determined by multiplying the closing market price of Common Stock on June 30, 2013 ($76.99), by the number of shares or RSUs, respectively.

Option Exercises and Stock Vested

The following table and footnotes provide information regarding stock option exercises and stock vesting during FY 2012-13 for the NEOs.

Option Exercises and Stock Vested
	Option Awards			Stock Awards
Name	Option Grant Date	Number of Shares Acquired on Exercise[1] (#)	Value Realized on Exercise[2] ($)	Stock Award Grant Date	Number of Shares Acquired on Vesting[3] (#)	Value Realized on Vesting[4] ($)
A.G. Lafley
Robert A. McDonald
Jon R. Moeller
Werner Geissler
E. Dimitri Panayotopoulos
Filippo Passerini

1 The Number of Shares Acquired on Exercise is the gross number of shares acquired.

2 The Value Realized on Exercise was determined by multiplying the number of shares acquired by the difference between the average of the high and low price of the Company’s common stock on the date of exercise and the exercise price of the options.

3 Numbers of Shares Acquired on Vesting is the gross number of shares acquired. Please see footnote 3 in the Outstanding Equity at Fiscal Year-End Table for the definition of vesting for Stock Awards.

4 Value Realized on Vesting was determined by multiplying the number of shares acquired by the average of the high and low price of the Common Stock on the vesting date.

Pension Benefits

The following table and footnotes provide information regarding the Company’s pension plans for Messrs. Geissler, Panayotopoulos, and Passerini as of the end of FY 2012-13. None of the other NEOs had any such arrangements with the Company.

Pension Benefits
Name	Plan Name	Number of Years of Credited Service[1]	Present Value of Accumulated Benefit ($)[2]	Payments During Last Fiscal Year ($)
Werner Geissler	The Procter & Gamble Company Global IRA[3]
The Procter & Gamble
Pension Fund (Germany)
E. Dimitri Panayotopoulos	The Procter & Gamble Company Global IRA[3]
The Procter & Gamble
Pension Fund (UK)
Filippo Passerini	The Procter & Gamble Company Global IRA

1 Numbers in this column are computed as of the same pension plan measurement date used for financial statement reporting purposes for the Company’s audited financial statements as found in Note [xx] to the Consolidated Financial Statements contained in the Company’s 2013 Annual Report on Form 10-K.

2 The following provides the assumptions used in each plan to calculate present value:

Assumptions	Global IRA	German Plan	UK Plan
Retirement Age	60	65	65
Discount Rate	4.00%	4.20%	5.00%
Salary Increase Rate	4.75%	N/A	N/A
Social Security Increase Rate	2.25% (Germany) 3.25% (UK)	N/A	3.25%
Pension Increase Rate	N/A	1.75%	3.00%
Pre-Retirement Decrements	None	None	None
Post-Retirement Mortality Table	RP 2000 Combined Healthy White Collar table, sex distinct	Richttafeln 2005 G modified	Standard tables PNM/FA00 Medium Cohort table projected forward based on an individual’s year of birth

The following exchange rates as of June 30, 2013, were used to calculate present value:

US $x: Euro $1.00

US $x: GBP $1.00

3 Because Messrs. Geissler, Panayotopoulos, and Passerini have reached age 55, they are eligible for early retirement under this plan. However, their benefits would be reduced by 5% for each year retirement precedes age 60. The earliest age at which they may retire with full benefits is age 60.

The Procter & Gamble Global International Retirement Arrangement (“Global IRA”)

The Global IRA is designed to provide retirement benefits to certain employees whose benefits are frozen under their home country pension plan(s) as a result of having been transferred away from their home country on a permanent basis. The Global IRA benefit is calculated in accordance with the following formula:

The Global IRA accounts for the differences in retirement benefits attributable to a higher salary at the time of retirement than at the time of transfer out of the home country. As such, the Global IRA is reduced on a dollar-for-dollar basis by any retirement pension benefit paid by either the Company or the government, and which was earned through the employee’s home country.

The Procter & Gamble Pension Fund (Germany) (“German Pension Plan”)

The German Pension Plan is a defined benefit plan for Germany-based employees hired before December 31, 1999. The German Pension Plan provides for post-retirement payments based on the employee’s pensionable income, which for certain employees, including Mr. Geissler, includes a portion of their STAR award, and years of service at the time of retirement. The German Pension Plan benefit is calculated in accordance with the following formula:

The benefit is paid at retirement and reduced by the German social security benefit based on years of service. The normal retirement age is 65, and there is a surviving spouse benefit equal to 60% of the employee’s pension benefit.

The Procter & Gamble Pension Fund (UK) (“UK Pension Plan”)

The UK Pension Plan is a defined benefit plan for employees whose home country was within the United Kingdom for all or a portion of their career. The UK Pension Plan provides for post-retirement payments based on the employee’s salary and years of service at the time of retirement. The UK Pension Plan benefit is calculated in accordance with the following formula:

This benefit is paid at retirement and is reduced to account for government-sponsored pension benefits received by the employee. Furthermore, the UK Pension Plan includes a “temporary” pension benefit that provides temporary pension payments to those employees who retire after age 59, but before they reach their social security retirement age. The amount of these payments is based on the government-sponsored pension benefits that these employees will receive from the UK government when they retire and reach their social security retirement age. Temporary pension benefit payments under this plan cease when government pension payments begin.

Nonqualified Deferred Compensation

The following table and footnotes provide information regarding the Company’s non tax-qualified defined contribution and deferred compensation plans for each of the NEOs for FY 2012-13. For a complete understanding of the table and the footnotes, please read the narrative that follows the table.

Nonqualified Deferred Compensation Table
Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY1 ($)	Aggregate Earnings in Last FY2 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
A.G. Lafley	Executive Deferred Compensation Plan Employee Stock and Incentive Compensation Plan[3]

Robert A. McDonald	PST Restoration Program

Jon R. Moeller	PST Restoration Program

Werner Geissler	Executive Deferred Compensation Plan Employee Stock and Incentive Compensation Plan[3] International Retirement Plan PST Restoration Program

E. Dimitri Panayotopoulos	International Retirement Plan PST Restoration Program

Filippo Passerini	International Retirement Plan PST Restoration Program

1 Total reflects registrant contributions in the form of RSUs pursuant to the PST Restoration Program, 100% of which are also reported in the Stock Awards column of the Summary Compensation Table found on page [xx] of this proxy statement. The PST Restoration Program is a nonqualified defined contribution plan. The contribution amount is the net number of RSUs awarded after withholding for applicable taxes, multiplied by the grant price.

2 Because none of the amounts included in this column are above-market earnings under SEC reporting rules, they are not reflected in the Summary Compensation Table.

3 Amounts shown include awards granted under the terms of either The Procter & Gamble 1992 Stock Plan, The Procter & Gamble 2001 Stock and Incentive Compensation Plan, or The Procter & Gamble 2009 Stock and Incentive Compensation Plan, depending on which plan was in effect at the time the NEO elected to defer the award.

The NEOs are eligible to participate in The Procter & Gamble Company Executive Deferred Compensation Plan (“EDCP”). Under EDCP, a participant may defer up to 50% of base salary and up to 100% of the STAR award. Amounts may be deferred for a minimum of one year or until termination of employment. Payments that commence upon retirement, death, or disability may be taken in a lump sum or installments (over a maximum period of ten years). All other payments under the plan are paid as a lump sum.

Amounts deferred under EDCP are credited with market earnings based on the same fund choices available to all employees under the Company’s tax-qualified plan. Participants may change fund choices on a daily basis.

Participants may defer delivery of incentive awards earned under the current STAR and PSP programs and their predecessors, including the Business Growth Program, which terminated on June 30, 2010, by electing to receive retirement restricted RSUs. The RSUs are governed by the employee stock and incentive compensation plan that was in effect at the time the award was granted. Similarly, other special equity awards that were deferred by an NEO are included in the aggregate balance for amounts deferred under an employee stock and incentive compensation plan.

As described on page [xx] of this proxy statement, federal tax rules limit the size of contributions that can be made to individuals pursuant to tax-qualified defined contribution plans like the PST. These limits are based on the annual salary of the plan participant. Because of these limits, certain participants, including the NEOs, are unable to receive their full contributions pursuant to the terms and conditions of the PST.

To account for these limitations, the Company utilizes the PST Restoration Program. This is a nonqualified defined contribution plan under which the Company makes an additional annual contribution in the form of RSUs to those executives whose calculated contribution to their PST accounts was limited by federal tax laws.

These RSUs are forfeitable until the executive becomes eligible for retirement. Executives can elect to receive either a lump sum payment one year post-retirement or ten annual installment payments beginning one year post-retirement, or they can defer receipt of either the lump sum or the ten annual installments to six or eleven years post-retirement. Generally, executives have up until retirement to change a previous deferral election, with any such deferral elections or changes to deferral elections made in compliance with Section 409A of the Internal Revenue Code. These RSUs earn dividend equivalents at the same rate as dividends on Common Stock and are accrued in the form of additional RSUs each quarter and credited to the executive’s holdings. The value of each RSU may increase or decrease over time as the value is tied to the price of the Common Stock.

NEOs may convert certain of their PST Restoration Program RSUs into contributions to the EDCP. All such contributions are forfeitable until the executive becomes eligible for retirement and are paid out in the same manner described above.

The Company’s IRP is designed to provide retirement benefits for employees whose participation in retirement plans in their home countries has been suspended because they are on assignments outside of that country. Under the IRP, the Company makes an annual contribution for each participant equal to the contribution that would have been made under the participant’s home country retirement plan had the participant remained in that country and eligible to participate in that plan.

Historically, Company contributions to IRP were placed into one of several investment vehicles available within the IRP, at each participant’s election. Participants in the U.S. receive their contributions in RSUs. These contributions vest according to the terms and conditions of the participant’s home country retirement plan. Upon retirement from the Company, participants must elect to receive distributions from their IRP accounts in one of four ways: (1) fixed-income annuity, (2) variable annuity, (3) lump sum, or (4) annual installments (over a maximum of 15 years).

Amounts the NEOs defer under any of the above mentioned plans that are scheduled to be paid after termination of employment must be held by the Company for a minimum of six months in order to comply with Section 409A of the Internal Revenue Code.

Payments upon Termination or Change in Control

The Company does not have any employment contracts with its NEOs that require severance payments upon termination of their employment. The only situation in which a separation allowance may be paid is if an employee is encouraged to separate from the Company. Certain elements of compensation are, however, treated differently depending upon the specific circumstances of an NEO’s separation.

Key Compensation Programs

The following table describes the general treatment of compensation under the Company’s key programs under various separation scenarios for all Company employees, including the NEOs.

Compensation Element	Voluntary Separation or Termination for Cause	Company Encouraged Separation	Retirement or Disability	Change in Control	Death
Severance	None	Company has discretion to pay up to 1 times salary.	None	None	None
STAR	No acceleration of awards. Eligible for award only if worked the entire year.	No acceleration of awards. Pro-rated payment based on time worked.	No acceleration of awards. Pro-rated payment based on time worked.	No acceleration of awards. Awards based on results up to Change in Control.	No acceleration of cash awards. Pro-rated payment based on time worked.
Key Manager Stock Grant	All outstanding awards forfeited at separation.	No acceleration of vesting. All awards are retained subject to original terms, except for the current year grant if separation occurs before June 30.	No acceleration of vesting. All awards are retained subject to original terms, except for the current year grant if separation occurs before June 30.	Vesting accelerated for
awards granted under
the 2001 plan.

For awards granted
under the 2009 plan,
vesting only accelerated
if awards not assumed
unless termination
with-out cause or
resignation with “good
reason”.

Vesting accelerated for all awards.
PSP Grant	All outstanding awards forfeited at separation.	No acceleration of vesting. All awards are retained subject to original terms, except for the current year grant if separation occurs before June 30.	No acceleration of vesting. All awards are retained subject to original terms, except for the current year grant if separation occurs before June 30.	Awards paid out at target at time of the Change in Control.	No acceleration of vesting. All awards are retained subject to original terms, except for the current year grant if separation occurs before June 30.
Special Equity Awards	Unvested awards are forfeited at separation unless otherwise determined by C&LD Committee.	Unvested awards are forfeited at separation unless otherwise determined by C&LD Committee.	Unvested awards are forfeited at separation unless otherwise determined by C&LD Committee.	Vesting accelerated and award paid at time of the Change in Control.	Vesting accelerated and award paid at time of death.

All equity awards listed above are governed by the Employee Stock Plan under which the award was granted. The scenarios described above assume that former employees comply with the terms and conditions of the applicable Employee Stock Plan, including compliance with the Company’s Purpose, Values, and Principles and restrictions on competing with the Company following termination of employment. Failure to comply with either of these provisions can result in forfeiture and/or cancellation of outstanding equity awards.

Retirement Plans and Other Deferred Compensation

The retirement plans in which the NEOs participate do not discriminate in scope, terms, or operation for NEOs versus all other participants. All NEOs are fully vested in PST and will retain all shares upon termination of employment regardless of reason. PST Restoration RSUs vest upon eligibility for retirement. All NEOs, except Mr. Moeller, are retirement eligible. Because Messrs. Geissler, Panayotopoulos, and Passerini are retirement eligible, they are entitled to a Global IRA benefit value upon separation from the Company. Additionally, Messrs. Geissler, Panayotopoulos, and Passerini are each fully vested in their respective IRP and country pension plan account balances and therefore, would retain those balances upon termination for any reason.

Salary and STAR bonuses deferred under EDCP, have been earned and therefore are retained upon termination for any reason. Similarly, amounts deferred under the Business Growth Program and PSP have been earned and are retained upon termination for any reason. EDCP balances resulting from the conversion of PST Restoration RSUs vest upon eligibility for retirement. None of these amounts are included in the following table because they are reported in the Nonqualified Deferred Compensation Table on page [xx] of this proxy statement.

Executive Benefits

•	Executive Group Life Insurance—Benefits are retained if employee is eligible for early retirement.

•	Financial Counseling—Employee may use the remaining balance until the end of the current calendar year for reimbursable charges under the program.

•	Unused Vacation—Employee is entitled to lump sum payment equal to value of accrued, but unused, vacation days.

•	Other Programs—In most cases, participation ends on the last day worked, unless otherwise agreed to by the C&LD Committee.

Expatriate and Relocation Program

If an employee’s expatriate assignment terminates for any reason, the Company would pay for relocation to the home country and would cover future taxes due related to the expatriate assignment.

Estimated Post-Employment Treatment of Compensation and Benefits

The following table and footnotes quantify the treatment of compensation or value of benefits that each NEO would receive under the Company’s compensation programs upon various scenarios for termination of employment or a change in control of the Company. The amounts shown assume the event that triggered the treatment occurred on June 30, 2013.

Payments upon Termination or Change in Control
Name	Voluntary Termination or Termination for Cause ($)	Company Encouraged Separation ($)	Retirement or Disability ($)	Change in Control ($)	Death ($)
A.G. Lafley[1]
Separation Allowance	0	2,000,000	0	0	0
STAR
Key Manager Stock Grant
PSP
Executive Group Life Insurance	0	0	0	0	5,000,000
Robert A. McDonald[2]
Separation Allowance			0
STAR[3]
Key Manager Stock Grant[4]
PSP[5]
Executive Group Life Insurance			0
Jon R. Moeller
Separation Allowance	0	850,000	0	0	0
STAR[3]
Key Manager Stock Grant[4]
PSP[5]
Executive Group Life Insurance	0	0	0	0	1,827,500
Werner Geissler
Separation Allowance	0	1,045,000	0	0	0
STAR[3]
Key Manager Stock Grant[4]
PSP[5]
Executive Group Life Insurance	0	0	0	0	2,246,750
E. Dimitri Panayotopoulos[6]
Separation Allowance	0	1,085,000	0	0	0
STAR[3]
Key Manager Stock Grant[4]
PSP[5]
Executive Group Life Insurance	0	0	0	0	2,332,750
Filippo Passerini
Separation Allowance	0	850,000	0	0	0
STAR
Key Manager Stock Grant
PSP
Executive Group Life Insurance	0	0	0	0	1,615,000

1 Mr. Lafley did not participate in the key compensation programs this year.

2 Mr. McDonald retired on June 30, 2013. He will receive his STAR bonus for FY 2012-13, which is included in the Summary Compensation Table on page [xx]. As a retiree, and consistent with the treatment of equity awards under the Company’s Employee Stock Plan, Mr. McDonald’s unexercisable Key Manager Stock Grants vest but are not exercisable until the original vest dates of the awards. Mr. McDonald will also receive payouts from the PSP program in August 2014 and August 2015 based on Company performance through the end of the relevant performance periods.

3 Messrs. Geissler and Panayotopoulos previously elected to take STAR awards in stock options that would vest and become exercisable immediately upon death. No other amounts are included for STAR because the NEO would be entitled to the same payment whether or not separation occurred on June 30, 2013.

4 Upon voluntary separation or termination, all outstanding awards would be forfeited. While all unvested awards vest (except for the current year grant if separation occurs before June 30) in the event of Company encouraged separation, retirement, or disability, these events do not trigger any change in the original payment terms of the awards. The amounts shown for the Key Manager Stock Grant in the event of Company encouraged separation, retirement or disability represents the value of the unexercisable stock options and undelivered RSUs as of June 30, 2013 that would vest at separation and payout according to the original terms and timing of the grants. Awards vest and become immediately exercisable in the event of death or change in control.

5 Upon voluntary separation or termination, all outstanding awards would be forfeited. While all unvested awards vest (except for the current year grant if separation occurs before June 30) in the event of Company encouraged separation, retirement or disability, change in control, or death, these events do not trigger any change in the original payment terms of the awards. The amounts shown for the PSP Grants represent the value of the unvested PSUs as of June 30, 2013 that would vest on the triggering event and pay out according to the original terms and timing of the grants.

Security Ownership of Management and Certain Beneficial Owners

The following table shows all entities that are the beneficial owners of more than 5% of any class of the Company’s voting securities:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature		Perecent of Class
Common	BlackRock, Inc. 40 East 52nd Street New York, NY 10022	142,221,565	[1]	5.20%

1 Based on information as of December 31, 2012 contained in a Schedule 13G filed with the SEC on February 11, 2013 by BlackRock, Inc. The Schedule 13G indicates that BlackRock, Inc. has sole voting and dispositive power with respect to these shares.

The following tables and footnotes provide information regarding the ownership of the Company’s Common Stock and Series A and B ESOP Convertible Class A Preferred Stock by all Directors and nominees, each NEO, all Directors and executive officers as a group on August 9, 2013:

Common Stock
Number of shares/options
Amount and Nature of Beneficial Ownership
Name	Direct[1] and Profit Sharing Plan[2]	Right to Acquire[3]	Trusteeships and Family Holdings[4]	Total	Percent of Class	Restricted Stock Units[5]
Angela F. Braly					[6]
Kenneth I. Chenault					[6]
Scott D. Cook					[6]
Susan Desmond-Hellmann					[6]
Werner Geissler					[6]
A.G. Lafley					[6]
Terry J. Lundgren					[6]
W. James McNerney, Jr.					[6]
Jon R. Moeller					[6]
E. Dimitri Panayotopoulos					[6]
Filippo Passerini					[6]
Johnathan A. Rodgers					[6]
Margret C. Whitman					[6]
Mary Agnes Wilderotter					[6]
Patricia A. Woertz					[6]
Ernesto Zedillo					[6]
[xx] Directors and executive officers, as a group					[6]

1 Includes unrestricted Common Stock over which each Director or executive officer has sole voting and investment power and restricted Common Stock over which they have voting power but no investment power (until restrictions lapse).

2 Common Stock allocated to personal accounts of executive officers under the Retirement Trust pursuant to PST. Plan participants have sole discretion as to voting and, within limitations provided by PST, investment of shares. Shares are voted by the Trustees in accordance with instructions from participants. If instructions are not received by the Trustees as to the voting of particular shares, shares are to be voted in proportion to instructions actually received from other participants in the Retirement Trust.

3 Amounts reflect vested stock options and stock options/RSUs that will vest/deliver within 60 days of the record date (August 9, 2013). If shares are acquired, the Director or executive officer would have sole discretion as to voting and investment.

4 The individuals involved share voting and/or investment powers with other persons with respect to the shares shown in this column.

5 RSUs represent the right to receive unrestricted shares of Common Stock upon the lapse of restrictions, at which point the holders will have sole investment and voting power or cash settlement. RSUs that will not deliver within 60 days of the record date are not considered “beneficially owned” because holders are not entitled to voting rights or investment control until the restrictions lapse.

6 Less than xx% for any one Director or NEO, and less than xx% for the Directors and executive officers, as a group.

7 Totals include shares, stock options, and RSUs indirectly held by Mr. Moeller through his spouse who is also employed by the Company.

Series A ESOP Convertible
Class A Preferred Stock Number of shares
Amount and Nature of Beneficial Ownership
Name	Profit Sharing Plan[1]	Trusteeships	Percent of Series
Angela F. Braly
Kenneth I. Chenault
Scott D. Cook
Susan Desmond-Hellmann
Werner Geissler			[2]
A.G. Lafley			[2]
Terry J. Lundgren
W. James McNerney, Jr.
Jon R. Moeller[3]			[2]
E. Dimitri Panayotopoulos			[2]
Filippo Passerini			[2]
Johnathan A. Rodgers
Margret C. Whitman
Mary Agnes Wilderotter
Patricia A. Woertz
Ernesto Zedillo
[xx] Director and executive officers, as a group			[2]
Employee Stock Ownership Trust of The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan P.O. Box 599 Cincinnati, Ohio 45201-0599 (R. L. Antoine, S. P. Donovan, Jr. and R. C. Stewart, Trustees)		[4]	[2]

1 Shares allocated to personal accounts of executive officers under the Employee Stock Ownership Trust pursuant to PST. Plan participants have sole discretion as to voting and, within limitations provided by PST, investment of shares. Shares are voted by the Trustees in accordance with instructions from participants. If instructions are not received by the Trustees as to the voting of particular shares, shares are to be voted in proportion to instructions actually received from other participants in the Trust.

2 Less than xx% for any NEO; by the terms of the stock, only persons who are or have been employees can have beneficial ownership of these shares. Less than xx% for the Directors and executive officers, as a group.

3 Total includes shares indirectly held by Mr. Moeller through his spouse who is also employed by the Company.

4 Unallocated shares. The voting of these shares is governed by the terms of PST, which provides that the Trustees shall vote unallocated shares held by them in proportion to instructions received from Trust participants as to voting of allocated shares. The disposition of these shares in connection with a tender offer would be governed by the terms of PST, which provides that the Trustees shall dispose of unallocated shares held by them in proportion to instructions received from Trust participants as to the disposition of allocated shares.

Series B ESOP Convertible Class A Preferred Stock Number of shares
Amount and Nature of Beneficial Ownership
Name	Profit Sharing Plan[1]	Trusteeships	Percent of Series
Angela F. Braly
Kenneth I. Chenault
Scott D. Cook
Susan Desmond-Hellmann
Werner Geissler			[2]
A.G. Lafley			[2]
Terry J. Lundgren
W. James McNerney, Jr.
Jon R. Moeller
E. Dimitri Panayotopoulos			[2]
Filippo Passerini
Johnathan A. Rodgers
Margret C. Whitman
Mary Agnes Wilderotter
Patricia A. Woertz
Ernesto Zedillo
[xx] Directors and executive officers, as a group			[2]
Employee Stock Ownership Trust of The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan P.O. Box 599 Cincinnati, Ohio 45201-0599 (R. L. Antoine, S. P. Donovan, Jr. and R. C. Stewart, Trustees)		[3]

1 Shares allocated to personal accounts of executive officers under the Employee Stock Ownership Trust pursuant to PST. Plan participants have sole discretion as to voting and, within limitations provided by PST, investment of shares. Shares are voted by the Trustees in accordance with instructions from participants. If instructions are not received by the Trustees as to the voting of particular shares, shares are to be voted in proportion to instructions actually received from other participants in the Trust.

2 Less than xx% for any NEO; by the terms of the stock, only persons who are or have been employees can have beneficial ownership of these shares. Less than xx% for the Directors and executive officers, as a group.

3 Unallocated shares. The voting of these shares is governed by the terms of PST, which provides that the Trustees shall vote unallocated shares held by them in proportion to instructions received from Trust participants as to voting of allocated shares. The disposition of these shares in connection with a tender offer would be governed by the terms of PST, which provides that the Trustees shall dispose of unallocated shares held by them in proportion to instructions received from Trust participants as to the disposition of allocated shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Ownership of, and transactions in, Company stock by executive officers and Directors of the Company are required to be reported to the SEC pursuant to Section 16 of the Securities Exchange Act of 1934. As a practical matter, the Company assists its Directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. All Directors and officers complied with these requirements during the past fiscal year.

Report of the Audit Committee

Each member of the Audit Committee is an independent Director as determined by the Board of Directors, based on the NYSE listing standards and the Board’s own Independence Guidelines. Each member of the Committee also satisfies the SEC’s additional independence requirement for members of audit committees. The Board of Directors has determined that Ms. Woertz and Mr. Chenault meet the criteria for “Audit Committee Financial Expert” as defined by SEC rules. The Board of Directors has also determined that all Audit Committee members are financially literate. As noted previously in the proxy statement, the Committee’s work is guided by a charter, which can be found in the corporate governance section of the Company’s website at www.pg.com/investors.

The Committee reviews and oversees the Company’s financial reporting process on behalf of the Board. Management has the Company’s primary responsibility for establishing and maintaining adequate internal financial controllership, for preparing the financial statements and for the public reporting process. Deloitte & Touche LLP, the Audit Committee-appointed independent registered public accounting firm for the fiscal year ended June 30, 2013, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on management’s assessment of the effectiveness of the Company’s internal control over financial reporting.

In its role of financial reporting oversight, the Committee reviewed and discussed with management and Deloitte & Touche LLP the audited financial statements for the year ended June 30, 2013, and management’s assessment of the effectiveness of the Company’s internal control over financial reporting. In this context, the Committee met 8 times (including telephone meetings to discuss quarterly results) during the fiscal year ended June 30, 2013. The Committee has reviewed with Deloitte & Touche matters required to be discussed pursuant to auditing standards adopted by the PCAOB. In addition, the Committee has discussed various matters with Deloitte & Touche LLP related to the Company’s consolidated financial statements, including critical accounting policies and practices used, alternative treatments for material items that have been discussed with management, and other material written communications between Deloitte & Touche LLP and management. The Committee has also received written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and has discussed with Deloitte & Touche LLP its independence from the Company and its management. In addition, the Committee has received written material addressing Deloitte & Touche LLP’s internal quality control procedures and other matters, as required by the NYSE listing standards. The Committee understands the need for Deloitte & Touche LLP to maintain objectivity and independence in its audit of the Company’s financial statements and internal controls over financial reporting. The Committee has implemented a formal pre-approval process for non-audit fee spending, and it seeks to limit this spending to a level that keeps the core relationship with Deloitte & Touche LLP focused on financial statement review and evaluation. A copy of this pre-approval process is attached to this proxy statement as Exhibit A.

[Based on the considerations referred to above, the Committee recommended to our Board of Directors that the audited financial statements for the year ended June 30, 2013 be included in our Annual Report on Form 10-K for 2013 and selected Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending June 30, 2014.] This report is provided by the following independent Directors, who constitute the Committee:

Ms. Patricia A. Woertz, Chair

Ms. Angela F. Braly

Mr. Kenneth I. Chenault

Dr. Sue Desmond-Hellmann

Mrs. Maggie Wilderotter

[Date, 2013]

Fees Paid to the Independent Registered Public Accounting Firm

The Audit Committee, with the ratification of the shareholders, engaged Deloitte & Touche LLP to perform an annual audit of the Company’s financial statements for the fiscal year ended June 30, 2013. Pursuant to rules of the SEC, the fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively “Deloitte”), are disclosed in the table below:

Fees Paid to Deloitte

(Dollars in Thousands)

	FY 2011-12	FY 2012-13
Audit Fees	$29,930	[xx]
Audit-Related Fees	2,801	[xx]
Tax Fees	518	[xx]

Subtotal	33,249	[xx]
All Other Fees	263	[xx]

Deloitte Total Fees	$33,512	[xx]

Services Provided by Deloitte

All services provided by Deloitte are permissible under applicable laws and regulations. The Company has adopted policies and procedures for pre-approval of services by Deloitte as described in Exhibit A to this proxy statement. The fees paid to Deloitte shown in the table above were all pre-approved in accordance with these procedures and include:

1)

Audit Fees—These are fees for professional services performed by Deloitte for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

2)

Audit-Related Fees—These are fees for assurance and related services performed by Deloitte that are reasonably related to the performance of the audit or review of the Company’s financial statements. This includes: employee benefit and compensation plan audits; due diligence related to mergers and acquisitions; other attestations by Deloitte, including those that are required by statute, regulation or contract; and consulting on financial accounting/reporting standards and controls.

3)

Tax Fees — These are fees for professional services performed by Deloitte with respect to tax compliance and tax returns. This includes review of original and amended tax returns for the Company and its consolidated subsidiaries; refund claims, payment planning/tax audit assistance; and tax work stemming from “Audit-Related” items.

4)

All Other Fees — These are fees for other permissible work performed by Deloitte that does not meet the above category descriptions. The fees cover training programs, consulting, and various subscriptions and local engagements that are permissible under applicable laws and regulations including tax filings for individual employees included in the Company expatriate program.

These services are actively monitored (both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in Deloitte’s core work, which is the audit of the Company’s consolidated financial statements. The Committee also concluded that Deloitte’s provision of audit and non-audit services to the Company and its affiliates is compatible with Deloitte’s independence.

ITEM 1. ELECTION OF DIRECTORS

See pages [xx]-[xx] of this proxy statement

ITEM 2. PROPOSAL TO RATIFY APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm to perform the audit of our financial statements and our internal controls over financial reporting for the fiscal year ending June 30, 2014. Deloitte & Touche LLP was our independent registered public accounting firm for the fiscal year ended June 30, 2013.

Deloitte & Touche LLP representatives are expected to attend the 2013 annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

We are asking our shareholders to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm. Although ratification is not required by the Company’s Code of Regulations, the Board of Directors’ By Laws, or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our shareholders for ratification as a matter of good corporate practice. The Board will take into consideration the shareholder vote, but the Audit Committee, in its discretion, may still retain Deloitte & Touche LLP or select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our shareholders.

The Board of Directors recommends a vote FOR the following proposal:

RESOLVED, That action by the Audit Committee appointing Deloitte & Touche LLP as the Company’s independent registered public accounting firm to conduct the annual audit of the financial statements of the Company and its subsidiaries for the fiscal year ending June 30, 2014 is hereby ratified, confirmed, and approved.

ITEM 3. PROPOSAL TO AMEND THE COMPANY’S REGULATIONS

TO REDUCE CERTAIN SUPERMAJORITY VOTING REQUIREMENTS

Currently, the Company’s Regulations require approval of 80% of the voting power of the Company in order to change the number of Directors or to remove a Director from office. This resolution seeks to amend the Regulations to allow such actions upon the affirmative vote of the majority of the voting power of the Company.

The proposed amendments to the Company’s Regulations are the result of the Board’s ongoing review of our corporate governance principles, including careful consideration of a shareholder proposal on this topic that was passed by shareholders at last year’s annual meeting. As part of its analysis, the Board recognized that supermajority vote requirements are intended to provide protection against potentially self-interested action by minority shareholders. Certainly, actions that can significantly affect the Company should require broad shareholder support. However, while such protections can be very beneficial to shareholders, as corporate governance standards have evolved, many investors and commentators now view these greater-than-majority voting provisions as limiting a board’s accountability to shareholders and the ability of shareholders to effectively participate in corporate governance.

The board of directors considered the arguments in favor of and against removing these supermajority requirements from the Company’s Regulations and determined that reducing these requirements is in the best interests of the Company and its shareholders. Because approval of a majority of the voting power of the Company would still be required to effect action under the revised provisions, the Board believes this proposal affords sufficient protection of shareholder interests while being responsive to the prevailing views regarding best corporate governance practices.

If this resolution is approved by the shareholders, there will be no provision in the Company’s Regulations or Articles of Incorporation that requires approval of greater than the majority of the voting power of the Company. The Board believes that such a result would strike the most appropriate balance of the competing interests, protecting our shareholders and responding to the prevailing views regarding best corporate governance practices.

For the reasons set forth above, the Board of Directors recommends a vote FOR the following resolution:

RESOLVED: That Article III, Section 1 and Section 3 of the Company’s Regulations be amended to reduce the votes required to: (1) change the number of Directors, or (2) remove a Director from office. The proposed revisions are set forth in Exhibit B to this proxy statement.

ITEM 4. PROPOSAL TO ADOPT THE PROCTER & GAMBLE

2013 NON-EMPLOYEE DIRECTORS’ STOCK PLAN

On June 4, 2013, the Board of Directors approved for submission to the shareholders The Procter & Gamble 2013 Non-Employee Directors’ Stock Plan (the “2013 Plan” or “Plan”), as set forth in Exhibit C to this proxy statement.

The 2013 Plan replaces the Procter & Gamble 2003 Non-Employee Directors’ Stock Plan, which expires December 31, 2013. The 2013 Plan is designed to strengthen the alignment of the interests between the non-employee Directors and the shareholders through increased ownership of the Company’s common stock or other equity instruments that track the Company’s common stock. Increased ownership will be accomplished by delivering a portion of the non-employee Directors’ compensation in restricted stock units (“RSUs”) and further allowing each non-employee Director to convert a portion or all of his/her cash fees into common stock, RSUs or restricted shares.

Summary of the 2013 Plan

The following is a summary of the basic features of the 2013 Plan. For additional information, please refer to the specific provision of the full text of the 2013 Plan set forth in Exhibit C to this proxy statement.

Administration

The C&LD Committee, or another committee designated by the Board of Directors of the Company, (in either case, the “Committee”) will administer the Plan and report to the Board annually on the administration of the Plan. The Committee has the authority to:

•	allow Plan participants to elect to receive Director fees in common stock, RSUs, or restricted shares;

•	grant awards in amounts and forms as the Committee shall determine; and,

•	make determinations necessary for administering the Plan.

Eligibility

Participation in the Plan is limited to non-employee Directors, which, under the Company’s Regulations, is currently required to be no less than 10 and no greater than 15 Directors.

Shares Available and Individual Award Limits

The Plan does not authorize new shares.

The Plan permits the award of the shares that were authorized to be awarded under the 2003 Non Employee Directors’ Stock Plan (the “2003 Plan”) but were not awarded under the 2003 Plan (approximately 694,730 shares in total). In addition, shares awarded under the 2003 Plan that terminate by expiration, forfeiture, cancellation, or otherwise without issuance are settled in cash in lieu of shares or are exchanged, with the Committee’s permission, prior to the issuance of shares for awards not involving shares.

The maximum number of shares with respect to which stock options, common stock, RSUs, or restricted shares may be granted to any Participant in any calendar year shall not exceed 10,000.

Types of Awards

•

Common Stock, RSUs and Restricted Stock. The Committee may grant common stock, restricted shares or RSUs to Participants. In doing so, the Committee, in its discretion, may impose conditions or restrictions on the award. The Committee may also authorize Participants the right to elect to convert all or a portion of cash fees received into common stock, RSUs or restricted stock.

•

Nonstatutory Stock Options. All stock options must have a maximum life of no more than ten years from the date of grant, and no options may be exercisable within one year from the date of grant except in the case of death of the recipient. At the time of grant, the Committee shall establish the exercise price for any stock option. In no event shall the exercise price be less than one hundred percent (100%) of the fair market value of the common stock on the date of grant. Stock options may only be exercised by the recipient, except in the case of death.

All unexercised stock options granted to a recipient who ceases to be a Director of the Company are void, except in the case of (i) death, (ii) disability, (iii) retirement at the end of a term, (iv) retirement after attaining the age of sixty-nine (69), (v) resignation from the Board following a Participant’s retirement from a principal employer in good standing under the terms of that employer’s retirement plan, or (vi) resignation from the Board for reasons of antitrust laws or the Company’s conflict of interest, corporate governance or continued service policies.

•

Stock Appreciation Rights (SARs). The Committee may grant SARs in its discretion. An SAR offers the recipient the right to receive payment for the difference (spread) between the exercise price of the stock appreciation right and the market value of the Company’s common stock at the time of redemption. SARs are generally subject to the same limitations and restrictions regarding exercise, transfer, and forfeiture as stock options. The Committee did not grant SARs under the 2003 Plan nor does it intend to grant SARs under the 2013 Plan. The Plan allows for awards to be granted as SARs in the event tax laws or other new requirements make stock options less attractive than SARs.

Additional Information

•	Term. The 2013 Plan term is January 1, 2014 through December 31, 2023.

•	Amendment. The Board may repeal or amend the Plan except that no amendment can increase the aggregate number of shares subject to the Plan or alter the persons eligible to participate in the Plan.

•	Treatment of Awards upon Change in Control. Upon a change in control, stock options and SARs vest immediately, and any conditions or restrictions on common stock, restricted stock, or RSUs lapse.

 U.S. Federal Income Tax Consequences

The following is a general discussion of the federal income tax consequences of awards made under the 2013 Plan. The information is provided for shareholders considering how to vote on this proposal and is not tax guidance to Participants.

•

RSUs. RSUs are taxable to the recipient as ordinary income when the stock or cash is payable to the recipient, even if the RSUs become non-forfeitable at an earlier date. Dividend equivalents that accumulate before the RSU is payable are paid and taxable when the RSUs become payable. The Company is not entitled to a deduction until the stock or cash is payable.

•

Restricted Stock. Unless a participant has made an election under Section 83(b) of the Internal Revenue Code to be taxed at grant, restricted stock is taxable as ordinary income in the taxable year in which the restrictions lapse. At that time, the participant will have taxable ordinary income and the Company will be entitled to a deduction. The amount subject to taxation (and deductible by the Company) is the fair market value of the shares reduced by any amount paid for the shares. Any accumulated dividends are also subject to taxation (and deductible by the Company) when the restrictions lapse.

•	Common Stock. Common stock is taxable to the recipient as ordinary income when the stock is granted to the recipient. The Company is entitled to a deduction in the year the stock is granted.

•

Nonstatutory Stock Options. Nonstatutory stock options are not taxable to the Participant at grant, and the Company will not be entitled to a deduction at that time. A Participant will have taxable ordinary income on the date of exercise of the option in an amount that will be equal to the difference between the market price of the optioned shares on the date of exercise and the exercise price. The Company will be entitled to a corresponding deduction at that time.

•

SARs. Like nonstatutory stock options, SARs are not taxable to the recipient at grant, but will result in taxable ordinary income on the date of exercise equal to the amount paid to the recipient, i.e., the difference between the value of the shares on the date of exercise and the exercise price. Similarly, the Company will be entitled to a deduction when the SARs are exercised.

 New Plan Benefits

The following table shows the amounts that were awarded to non-employee Directors as a group for fiscal year 2012-13 under the 2003 Non-Employee Directors’ Stock Plan, which are the amounts that would have been awarded under the 2013 Plan had it been in effect. Amounts to be awarded under the 2013 Plan are not determinable, but the Company intends to make future awards consistent with current non-employee Director compensation practices.

2013 Non-Employee Directors’ Stock Plan
Name and Position	Dollar Value	Number of Units
Non-Employee Director Group	$2,065,810[1]	29,627[2]

1 The $2,065,810 in value includes the annual $160,000 RSU grant made to each non-employee Director in October, as well as equity granted in lieu of cash fees as elected by certain non-employee Directors.

2 Of the 29,627 units issued, 23,290 are RSUs, 3,504 are shares of Common Stock, and the remaining 2,833 are Restricted Shares.

 Additional Equity Compensation Plan Information

The following table gives information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s equity compensation plans as of June 30, 2013. The table includes the following plans: The Procter & Gamble 1992 Stock Plan; The Procter & Gamble 1992 Stock Plan (Belgian Version); The Procter & Gamble 1993 Non-Employee Directors’ Stock Plan; The Procter & Gamble Future Shares Plan; The Procter & Gamble 2001 Stock and Incentive Compensation Plan; The Procter & Gamble 2003 Non-Employee Directors’ Stock Plan; The Gillette Company 2004 Long-Term Incentive Plan; and The Procter & Gamble 2009 Stock and Incentive Compensation Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (A)	Weighted-average exercise price of outstanding options, warrants and rights (B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A)) (C)
Equity Compensation Plans approved by security holders[1]
Options Restricted Stock Units (RSUs)/Performance Stock Units (PSUs)	291,021,000 10,081,890	$57.1208 N/A	[2] [2]
Equity compensation plans not approved by security holders[3]
Options Restricted Stock Units (RSUs)	15,217,784 42,995	$56.1637 N/A	0 0
Grand Total	316,363,669	$57.0733	56,253,893

1 Includes The Procter & Gamble 1992 Stock Plan; The Procter & Gamble 1993 Non-Employee Directors’ Stock Plan; The Procter & Gamble 2001 Stock and Incentive Compensation Plan; The Procter & Gamble 2003 Non-Employee Directors’ Stock Plan; and The Procter & Gamble 2009 Stock and Incentive Compensation Plan.

2 Of the plans listed in footnote 1, only The 2003 Non-Employee Directors’ Stock Plan and The Procter & Gamble 2009 Stock and Incentive Compensation Plan allow for future grants of securities. The maximum number of shares that may be granted under these plans is 180 million shares, of which no more than 1 million shares may be available for awards of restricted and unrestricted stock. Stock options and stock appreciation rights are counted on a one-for-one basis, while full value awards (such as RSUs and PSUs) are counted as 2.88 shares for each share recorded. Total shares available for future issuance under these plans is approximately 56 million shares.

3 Includes The Procter & Gamble 1992 Stock Plan (Belgian version); The Procter & Gamble Future Shares Plan; and The Gillette Company 2004 Long-Term Incentive Plan.

The following narrative provides a description of the Company’s non-shareholder approved plans.

The Procter & Gamble 1992 Stock Plan (Belgian Version)

No further grants can be made under the plan, although unexercised stock options previously granted under this plan remain outstanding. This plan was approved by the Company’s Board of Directors on February 14, 1997. Although the plan has not been submitted to shareholders for approval, it is nearly identical to The Procter & Gamble 1992 Stock Plan, approved by the Company’s shareholders on October 13, 1992, except for a few minor changes designed to comply with Belgian tax laws.

The plan was designed to attract, retain and motivate key Belgian employees. Under the plan, eligible participants were: (i) granted or offered the right to purchase stock options, (ii) granted stock appreciation rights and/or (iii) granted shares of the Company’s common stock. Except in the case of death of the recipient, all stock options and stock appreciation rights must vest in no less than one year from the date of grant and must expire no later than fifteen years from the date of grant. The exercise price for all stock options granted under the plan is the average price of the Company’s stock on the date of grant. If a recipient of a grant leaves the Company while holding an unexercised option or right, any unexercisable portions immediately become void, except in the case of death, and any exercisable portions become void within one month of departure, except in the case of death or retirement. Any common stock awarded under the plan may be subject to restrictions on sale or transfer while the recipient is employed, as the committee administering the plan may determine.

The Procter & Gamble Future Shares Plan

No further grants can be made under the plan which terminated on October 13, 2007, although unexercised stock options previously granted under this plan remain outstanding. On October 14, 1997, the Company’s Board of Directors approved The Procter & Gamble Future Shares Plan pursuant to which options to purchase shares of the Company’s common stock were granted to employees worldwide. The purpose of this plan was to advance the interests of the Company by giving substantially all employees a stake in the Company’s future growth and success and to strengthen the alignment of interests between employees and the Company’s shareholders through increased ownership of shares of the Company’s stock. The plan was not submitted to shareholders for approval.

Subject to adjustment for changes in the Company’s capitalization, the number of shares to be granted under the plan was capped at 17 million shares. Under the plan’s regulations, recipients were granted options to acquire 100 shares of the Company’s common stock at an exercise price equal to the average price of the Company’s common stock on the date of the grant. These options vest five years after the date of grant and expire ten years following the date of grant. If a recipient leaves the employ of the Company prior to the vesting date for a reason other than disability, retirement or special separation (as defined in the plan), then the award is forfeited.

At the time of the first grant following Board approval of the plan, each employee of the Company not eligible for an award under the 1992 Stock Plan was granted options for 100 shares. From the date of this first grant through June 30, 2003, each new employee of the Company received options for 100 shares.

The Gillette Company 2004 Long-Term Incentive Plan

No further grants can be made under this plan after October 13, 2009. Shareholders of The Gillette Company approved this plan on May 20, 2004, and the plan was assumed by the Company upon the merger between The

Procter & Gamble Company and The Gillette Company. All options became immediately vested and exercisable on October 1, 2005 as a result of the merger. After the merger, all outstanding options became options to purchase shares of The Procter & Gamble Company subject to an exchange ratio of 0.975 shares of P&G stock per share of Gillette stock. Only employees previously employed by The Gillette Company prior to October 1, 2005 are eligible to receive grants under this plan.

The plan was designed to attract, retain and motivate employees of The Gillette Company, and until the effective date of the merger between The Gillette Company and The Procter & Gamble Company, non-employee members of the Gillette Board of Directors. Under the plan, eligible participants were: (i) granted or offered the right to purchase stock options, (ii) granted stock appreciation rights and/or (iii) granted shares of the Company’s common stock or restricted stock units (and dividend equivalents). Subject to adjustment for changes in the Company’s capitalization and the addition of any shares authorized but not issued or redeemed under The Gillette Company 1971 Stock Option Plan, the number of shares to be granted under the plan was not to exceed 19 million shares.

If a recipient of a grant leaves the Company while holding an unexercised option or right: (1) any unexercisable portions immediately become void, except in the case of death, retirement, special separation (as those terms are defined in the plan) or any grants as to which the Committee has waived the termination provisions; and (2) any exercisable portions immediately become void, except in the case of death, retirement, special separation, voluntary resignation that is not for Good Reason (as those terms are defined in the plan) or any grants as to which the Committee has waived the termination provisions.

For the reasons set forth above, the Board recommends that you vote FOR the following resolution:

RESOLVED, that The Procter & Gamble 2013 Non-Employee Directors’ Stock Plan adopted by the Board of Directors, as set forth in Exhibit C to this proxy statement, is hereby approved and authorized.

ITEM 5. PROPOSAL FOR AN ADVISORY VOTE ON

EXECUTIVE COMPENSATION (THE SAY ON PAY VOTE)

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires the Board to provide our shareholders with the opportunity to vote on a non-binding, advisory basis, on the compensation of our NEOs as set forth in this proxy statement in accordance with the compensation disclosure rules of the SEC. This proposal is also referred to as the “Say on Pay” vote.

Our executive compensation program rewards performance, supports our business strategies, discourages excessive risk-taking, makes us competitive with other multinational corporations for top talent, and aligns our executives’ interests with the long-term interests of our shareholders. In 2012, shareholders approved the compensation paid to the NEOs with a FOR vote of 93.15%.

Our Compensation Discussion and Analysis, which begins on page [xx] of this proxy statement, describes in detail the components of our executive compensation program and the process by which our Board makes executive compensation decisions. Highlights of our program include the following:

•	Consistent with our pay for performance philosophy, approximately [xx]% of our CEO’s key compensation components are performance-based;

•	Multiple performance metrics are utilized to discourage excessive risk-taking by removing any incentive to focus on a single performance goal to the detriment of others;

•	Substantial stock ownership requirements ensure that our senior executives maintain a significant stake in our long-term success;

•	Equity plans prohibit re-pricing and backdating of stock options;

•

Clawback policies allow recovery of certain compensation payments and proceeds from stock transactions from executives in the event of a significant restatement of financial results for any reason or for a violation of certain stock plan provisions;

•	We do not grant time-based equity awards that vest immediately solely on account of a change in control;

•	We do not execute employment agreements with executives that contain special severance payments such as golden parachutes;

•	We do not provide gross-ups to cover personal income taxes that pertain to executive or severance benefits; and

•	We do not provide special executive retirement programs.

We design our compensation programs to motivate our executives to win during tough economic times and to achieve our fundamental and overriding objective—to create value for our shareholders at leadership levels on a consistent basis.

This vote is non-binding; however, we highly value the opinions of our shareholders. Accordingly, the Board and the C&LD Committee will consider the outcome of this advisory vote in connection with future executive compensation decisions.

For the reasons set forth above, the Board recommends that you vote FOR the following resolution:

RESOLVED, that the compensation paid to the NEOs, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

2014 Annual Meeting Date and Shareholder Proposals

It is anticipated that the 2014 annual meeting of shareholders will be held on Tuesday, October 14, 2014. Pursuant to regulations issued by the SEC, to be considered for inclusion in the Company’s proxy statement for presentation at that meeting, all shareholder proposals must be received by the Company on or before the close of business on April 25, 2014. Any such proposals should be sent to The Procter & Gamble Company, c/o Secretary, One Procter & Gamble Plaza, Cincinnati, OH 45202-3315.

Annual Meeting Advance Notice Requirements

Our Code of Regulations requires advance notice for any business to be brought before an annual meeting of shareholders. In general, for business to be properly brought before an annual meeting by a shareholder (other than in connection with the election of Directors, see section entitled “Shareholder Recommendations of Board Nominees and Committee Process for Recommending Board Nominees” on pages [xx] of this proxy statement; or any matter brought pursuant to SEC Rule 14a-8), the shareholder must meet certain ownership requirements and written notice of such business must be received by the Secretary of the Company not less than 90 days nor more than 240 days prior to the one year anniversary of the preceding year’s annual meeting. Certain other notice periods apply if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date. Based upon the one-year anniversary of the 2013 annual meeting, a shareholder wishing to bring such business before the 2013 annual meeting must provide such notice no earlier than February 10, 2014 and no later than July 10, 2014.

As set forth in the Code of Regulations, the shareholder’s notice to the Secretary must contain certain information. A copy of our Code of Regulations can be found on the Company’s website at www.pg.com or may be obtained from the Secretary of the Company at the address provided above.

If a shareholder notifies the Company of an intent to present business at the 2014 annual meeting of shareholders, and such business may be properly presented at that meeting consistent with the Company’s Code of Regulations and Amended Articles of Incorporation, the Company will have the right to exercise its discretionary voting authority with respect to such business without including information regarding such proposal in its proxy materials.

Other Matters

Unless corrections are identified, the minutes of the annual meeting of shareholders held October 9, 2012 will be approved as recorded. Any such action approving the minutes does not constitute approval or disapproval of any of the matters referenced therein.

The Board knows of no other matters that will come before the meeting. However, if any matters other than those set forth in the notice should be properly presented for action, the persons named in the proxy intend to take such action as will be in harmony with the policies of the Company and will use their discretion accordingly.

Exhibit A

The Procter & Gamble Company Audit Committee Policies

I.	Guidelines for Pre-Approval of Independent Auditor Services

The Audit Committee (the “Committee”) has adopted the following guidelines regarding the engagement of the Company’s independent auditor to perform services for the Company:

A.

For audit services (including statutory audit engagements as required under local country laws), the independent auditor will provide the Committee with an engagement letter during the fourth quarter of each fiscal year outlining the scope of the audit services proposed to be performed during the coming fiscal year. If agreed to by the Committee, this engagement letter will be formally accepted by Committee.

B.	The independent auditor will submit to the Committee for approval an audit services fee proposal with the engagement letter.

C.

For non-audit services, Company management will submit to the Committee for approval the list of non-audit services that it recommends the Committee engage the independent auditor to provide for the fiscal year. Company management and the independent auditor will each confirm to the Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year will be provided. The Committee will approve both the list of permissible non-audit services and the budget for such services. The Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

D.

To ensure prompt handling of unexpected matters, the Committee delegates to the Chair the authority to amend or modify the list of approved permissible non-audit services and fees. The Chair will report action taken to the Committee at the next Committee meeting.

E.

The independent auditor must ensure that all audit and non-audit services provided to the Company have been approved by the Committee. The Vice-President of Internal Controls will be responsible for tracking all independent auditor fees against the budget for such services and report at least annually to the Audit Committee.

A-1

EXHIBIT B

Proposed revisions to the Company’s Regulations

The language below shows the changes to the relevant sections of the Company’s Regulations that would result from the proposed amendment if approved by shareholders, with deletions indicated by strikeouts and additions indicated by underlining.

ARTICLE III

BOARD OF DIRECTORS; INDEMNIFICATION

SECTION 1. Number. The Board of Directors shall be composed of thirteen (13) persons unless this number is changed by: (1) the shareholders by the affirmative vote of the holders of shares of the Company entitling them to exercise at least ~~eighty percent (80%)~~ a majority of the voting power of the Company voting as a single class at a meeting of shareholders called for the purpose of electing Directors or (2) the affirmative vote of at least two-thirds (2/3rds) of the whole authorized number of Directors. The Directors may increase the number to not more than fifteen (15) persons and may decrease the number to not less than ten (10) persons. Any Director’s office created by the Directors by reason of an increase in their number may be filled by action of a majority of the Directors in office.

SECTION 2. Election and Term. Except as otherwise provided by law, the Articles of the Company or these Regulations, Directors shall be elected at the annual meeting of shareholders to serve one-year terms and until their successors are elected and qualified. The number of Directors of the Company shall be fixed from time to time in accordance with these Regulations and may be increased or decreased as herein provided.

SECTION 3. Removal, Vacancies. Directors may be removed from office, as provided by law, by the vote of the holders of at least ~~eighty percent (80%)~~ a majority of the voting power of the Company, voting as a single class, entitling them to elect Directors in place of those to be removed. Vacancies in the Board of Directors for any unexpired term shall be filled by the remaining Directors, though less than a majority of the whole authorized number of Directors, by the vote of a majority of their number.

B-1

EXHIBIT C

THE PROCTER & GAMBLE 2013 NON-EMPLOYEE DIRECTORS’

STOCK PLAN

ARTICLE A—Purpose.

The purposes of The Procter & Gamble 2013 Non-Employee Directors’ Stock Plan (the “Plan”) are to strengthen the alignment of interests between the non-employee Directors (“Participants”) and the shareholders of The Procter & Gamble Company (the “Company”) through ownership behavior and the increased ownership of shares of the Company’s common stock (“Common Stock”). This will be accomplished by allowing each Participant to elect voluntarily to convert a portion or all of his/her cash fees for services as a Director into Common Stock, Restricted Shares (as hereinafter defined), or RSUs (as hereinafter defined), and by granting Participants (i) restricted stock units or other awards related to the price of Common Stock (“RSUs”), (ii) shares of Common Stock restricted in a manner determined by the Committee (“Restricted Shares”), (iii) non-qualified options to purchase shares of Common Stock (“Stock Options”), and/or (iv) stock appreciation rights (“SARs”).

ARTICLE B—Administration.

1.

The Plan shall be administered by the Compensation & Leadership Development Committee of the Board of Directors of the Company (the “Board”), or such other committee as may be designated by the Board (the “Committee”). The Committee shall consist of not less than three (3) members of the Board who are “Non-Employee Directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”), as amended, or any successor rule or definition adopted by the Securities and Exchange Commission, or such other number of Non-Employee Directors required from time to time by such rule or any successor rule adopted by the Securities and Exchange Commission, to be appointed by the Board from time to time and to serve at the discretion of the Board. The Committee may establish such regulations, provisions, and procedures within the terms of the Plan as, in its opinion, may be advisable for the administration and operation of the Plan, and may designate the Secretary of the Company or other employees of the Company to assist the Committee in the administration and operation of the Plan and may grant authority to such persons to execute documents on behalf of the Committee. The Committee shall report to the Board on the administration of the Plan not less than once each year.

2.

Subject to the express provisions of the Plan, the Committee shall have authority: (i) to allow Participants the right to elect to receive fees for services as a Director in either cash or an equivalent amount of whole shares of Common Stock, Restricted Shares, or RSUs of the Company, or partly in cash and partly in whole shares of the Common Stock, Restricted Shares, or RSUs of the Company, subject to such conditions or restrictions, if any, as the Committee may determine; (ii) to grant Participants Restricted Shares, subject to such conditions or restrictions, if any, as the Committee may determine; (iii) to grant RSUs, subject to such conditions or restrictions, if any, as the Committee may determine; (iv) to grant Participants Stock Options, subject to such conditions or restrictions, if any, as the Committee may determine; (v) to grant Participants SARs, subject to such conditions or restrictions, if any, as the Committee may determine; (vi) to make all other determinations it deems necessary or advisable for administering the Plan; and (vii) to provide for special terms for any RSUs, Restricted Shares, Stock Options, SARs, or other awards granted to Participants who are foreign nationals or who reside outside of the United States of America in order to fairly accommodate for differences in local law, tax policy or custom and to approve such supplements to, or amendments, restatements or alternative versions of the Plan as the Committee may consider necessary or appropriate for such purposes (without affecting the terms of the Plan for any purpose); and to make all other determinations it deems necessary or advisable for administering the Plan.

ARTICLE C—Participation.

Participation in the Plan shall be limited to non-employee Directors of the Company.

ARTICLE D—Limitation on Number of Shares Available Under the Plan.

1.

Unless otherwise authorized by the shareholders, or as provided in this Article D or Article G of the Plan, the maximum aggregate number of shares available for award under the Plan shall be the shares that were authorized to be awarded under The Procter & Gamble 2003 Non-Employee Directors’ Stock Plan (the “2003 Plan”), but that were not awarded under the 2003 Plan (approximately 694,730 shares in total).

2.

In addition to the shares authorized for award by Paragraph 1 of this Article D, any shares awarded under the Plan or the 2003 Plan, that terminate by expiration, forfeiture, cancellation or otherwise without issuance of shares shall be available for award under the Plan.

ARTICLE E—Shares Subject to Use Under the Plan.

Shares of Common Stock to be granted by the Company or delivered by the Company upon exercise of Stock Options shall be treasury shares.

ARTICLE F—Stock Options and SARs

1.

The exercise price for all stock options and stock appreciation rights shall be established by the Committee at the time of their grant and shall be not less than one hundred percent (100%) of the fair market value of the Common Stock on the date of grant.

2.

Upon the exercise of stock appreciation rights, the Participant shall be entitled to receive a redemption differential for each such stock appreciation right which shall be the difference between the then fair market value of one share of Common Stock and the exercise price of one stock appreciation right then being exercised. As determined by the Committee, the redemption differential may be paid in cash, Common Stock to be valued at its fair market value on the date of exercise, any other mode of payment deemed appropriate by the Committee or any combination thereof.

3.

All stock options and stock appreciation rights granted hereunder shall have a maximum life of no more than ten (10) years from the date of grant and shall not be exercisable within one (1) year from the date of grant, except in the case of death of a Participant.

4.

In the case of death of a Participant, the persons to whom the Stock Options or SARs have been transferred by will or the laws of descent and distribution shall have the privilege of exercising remaining Stock Options or SARs or parts thereof, whether or not exercisable on the date of death of such Participant, at any time prior to the expiration date of such Stock Options or SARs.

5.

Stock Options are not transferable other than by will or by the laws of descent and distribution. For the purpose of exercising Stock Options or SARs after the death of the Participant, the duly appointed executors and administrators of the estate of the deceased Participant shall have the same rights with respect to the Stock Options and SARs as legatees or distributees would have after distribution to them from the Participant’s estate, subject in all respects to Article J hereof.

6.

If a Participant ceases to be a Director while holding unexercised Stock Options or SARs, such Stock Options or SARs are then void, except in the case of (i) death, in which case such Stock Options or SARS may be transferred in accordance with this Article F and Article J hereof, (ii) disability, (iii) retirement at the end of a term, (iv) retirement after attaining the age of sixty nine (69), (v) resignation from the Board following a Participant’s retirement from a principal employer in good standing under the terms of that employer’s retirement plan, or (vi) resignation from the Board for reasons of antitrust laws or the Company’s conflict of interest, corporate governance or continued service policies.

7.

Upon the exercise of a Stock Option, payment in full of the exercise price shall be made by the Participant. The exercise price may be paid for by the Participant either in cash, shares of Common Stock to be valued at their fair market value on the date of exercise, any other mode of payment deemed appropriate by the Committee, or a combination thereof. In addition to payment of the exercise price, the Committee may authorize the Company to charge a reasonable administrative fee for the exercise of any stock option.

ARTICLE G—Adjustments.

In the event of any future reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, share exchange, reclassification, distribution, spin-off, or other change affecting the corporate structure, capitalization or Common Stock of the Company occuring after the date of approval of the Plan by the Company’s shareholders, (i) the amount of shares authorized to be issued under the Plan, (ii) the number and/or the exercise prices of shares covered by outstanding Stock Options, SARs, Restricted Shares, or RSUs, and (iii) the maximum award limits set forth in Article D and Article I, Paragraph 2 shall be adjusted appropriately and equitably to prevent dilution or enlargement of rights under the Plan. Following any such change, the term “Common Stock” shall be deemed to refer to such class of shares or other securities as may be applicable.

ARTICLE H—Grant of Common Stock, Restricted Shares or RSUs.

1.	The Committee may grant Common Stock, Restricted Shares, or RSUs to Participants under the Plan subject to such conditions or restrictions, if any, as the Committee may determine.

2.

The shares granted under this Article H shall be valued at the closing price for Common Stock on the New York Stock Exchange on the day of the grant to a Participant. All shares granted shall be full shares, rounded up to the nearest whole share.

ARTICLE I—Additional Provisions.

1.

The Board may, at any time, repeal the Plan, or may amend it, except that no such amendment may amend this paragraph, increase the total aggregate number of shares subject to the Plan, or alter the persons eligible to receive shares under the Plan. Participants and the Company shall be bound by any such amendments as of their effective dates, but if any outstanding grants are materially affected adversely, notice thereof shall be given to Participants holding such grants and such amendments shall not be applicable without such Participant’s written consent. If the Plan is repealed in its entirety, all theretofore granted shares subject to conditions or restrictions granted pursuant to the Plan shall continue to be subject to such conditions or restrictions. Notwithstanding this or any other provision of this Plan, Stock Options and SARs may not be re-priced or re-valued to reduce the exercise price of outstanding Stock Options or SARs or to cancel outstanding Stock Options or SARs in exchange for cash, other awards or Stock Options or SARs with an exercise price that is less than the exercise price of the original Stock Options or SARs, except in accordance with Article G hereof.

2.	The maximum number of shares with respect to which stock options, Common Stock, RSUs, or restricted shares may be granted to any Participant in any calendar year shall not exceed 10,000.

3.

Notwithstanding anything to the contrary in this Plan, Stock Options and SARs granted hereunder shall vest immediately, and any conditions or restrictions on Common Stock, Restricted Stock or RSUs shall lapse, upon a “Change in Control.” A “Change in Control” shall mean the occurrence of any of the following:

(a)

An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the 1934 Act), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of the then outstanding shares or the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred pursuant to this Section 2(a), shares or Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”), (ii) the Company or any Related Entity, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

(b)

The individuals who, as of January 1, 2014 are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least half of the members of the Board; or, following a Merger (as hereinafter defined) which results in a Parent Corporation (as hereinafter defined), the board of directors of the ultimate Parent Corporation; provided, however, that if the election, or nomination for election by the Company’s common shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(c)	The consummation of:

(i) A merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued (a “Merger”), unless such Merger is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a Merger where:

(A)

the shareholders of the Company, immediately before such Merger own directly or indirectly immediately following such Merger at least fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the corporation resulting from such Merger (the “Surviving Corporation”) if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by another Person (a “Parent Corporation”), or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation;

(B)

the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least half of the members of the board of directors of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation; and

(C)

no Person other than (1) the Company, (2) any Related Entity, (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such Merger was maintained by the Company or any Related Entity, or (4) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities or shares, has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the outstanding voting securities or common stock of (x) the Surviving Corporation if there is no Parent Corporation, or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation;

(ii) A complete liquidation or dissolution of the Company; or

(iii) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Related Entity or under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a Merger for this purpose or the distribution to the Company’s shareholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding shares or Voting Securities as a result of the acquisition of shares or Voting Securities by the Company which, by reducing the number of shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of shares or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional shares or Voting Securities which increases the percentage of the then outstanding shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

ARTICLE J—Consent.

Every Participant who receives a grant of Common Stock, Stock Options, SARs, Restricted Shares, or RSUs pursuant to the Plan shall be bound by the terms and provisions of the Plan and of any grant agreement referable thereto, and the acceptance of any grant of shares or RSUs pursuant to the Plan shall constitute a binding agreement between the Participant and the Company and any successors in interest to any of them. Every person who receives Stock Options or SARs, in accordance with Article F hereof, that a Participant received pursuant to the Plan shall, in addition to such terms and conditions as the Committee may require upon such grant, be bound by the terms and provisions of the Plan and of the grant of Stock Options or SARs referable thereto, and the acceptance of any grant of shares or RSUs by such person shall constitute a binding agreement between such person and the Company and any successors in interest to any of them. The Plan shall be governed by and construed in accordance with the laws of the State of Ohio, United States of America.

ARTICLE K—Duration of Plan.

The Plan shall be effective as of January 1, 2014 and terminate on December 31, 2023 unless a different termination date is fixed by the shareholders or by action of the Board but no such termination shall affect the prior rights under the Plan of the Company or of anyone to whom Common Stock, Stock Options, SARs, Restricted Shares, or RSUs have been granted prior to such termination.

ARTICLE L—Compliance with Section 409A of the Internal Revenue Code.

To the extent applicable, it is intended that the Plan and any awards made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion and/or 20% additional tax provisions of Section 409A(a)(1) of the Code do not apply to the Participants. The Plan and any awards made hereunder shall be administered in a manner consistent with this intent. Any reference in the Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan and awards hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under the Plan and awards hereunder may not be reduced by, or set-off against, any amount owing by a Participant to the Company or any of its Affiliates.

Notwithstanding any provision of the Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to the Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with the Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

0038-6006

THE PROCTER & GAMBLE COMPANY P.O. BOX 5572 CINCINNATI, OH 45201-5572

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions anytime before 11:59 p.m. on October 7, 2013. Have your proxy/voting instruction card in hand when you access the web site and follow the instructions on the website.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions anytime before 11:59 p.m. on October 7, 2013. Have your proxy/voting instruction card in hand when you call and follow the instructions the vote voice provides you.

VOTE BY MAIL

Mark, sign, and date your proxy/voting instruction card and return it in the postage-paid envelope we have provided or return it to The Procter & Gamble Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:      M61267-P42069-Z61131                                               KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY/VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED

THE PROCTER & GAMBLE COMPANY
Vote on Directors
The Board of Directors recommends you vote FOR the following action:
1. ELECTION OF DIRECTORS
Nominees:	For	Against	Abstain

1a. Angela F. Braly	☐	☐	☐	Vote on Proposals

1b. Kenneth I. Chenault	☐	☐	☐	The Board of Directors recommends a vote FOR the following proposals:			For	Against	Abstain

1c. Scott D. Cook	☐	☐	☐	2.	Ratify Appointment of the Independent Registered Public Accounting Firm		☐	☐	☐

1d. Susan Desmond-Hellmann	☐	☐	☐	3.	Amend the Company’s Code of Regulations to Reduce Certain Supermajority Voting Requirements		☐	☐	☐

1e. A.G. Lafley	☐	☐	☐	4.	Approve the 2013 Non-Employee Directors’ Stock Plan		☐	☐	☐

1f. Terry J. Lundgren	☐	☐	☐	5.	Advisory Vote on Executive Compensation (The Say On Pay Vote)		☐	☐	☐
1g. W. James McNerney, Jr.	☐	☐	☐

1h. Margaret C. Whitman	☐	☐	☐

1i. Mary Agnes Wilderotter	☐	☐	☐

1j. Patricia A. Woertz	☐	☐	☐

1k. Ernesto Zedillo	☐	☐	☐

NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)		Date

NOTICE OF ANNUAL MEETING

OF

SHAREHOLDERS

AND

ADMISSION TICKET

This is notice of your invitation to attend the annual meeting of shareholders of The Procter & Gamble Company to be held on Tuesday, October 8, 2013 at 9:00 a.m. at the Procter & Gamble Hall at The Aronoff Center for the Arts, 650 Walnut Street, Cincinnati, Ohio.

In addition to reviewing the minutes of last year’s annual meeting and receiving reports of officers, the purposes of the meeting are listed on the voting portion of the proxy card attached below to this Admission Ticket.

You should present this Admission Ticket in order to gain admittance to the meeting. This ticket admits only the shareholder listed on the reverse side and is not transferable. If the shares are held in the name of a broker, trust, bank or other nominee, you should bring with you a proxy or letter from the broker, trustee, bank or nominee confirming the beneficial ownership of the shares.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

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M61268-P42069-Z61131

THE PROCTER & GAMBLE COMPANY

SHAREHOLDER’S PROXY AND CONFIDENTIAL VOTING INSTRUCTION CARD

Annual Meeting of Shareholders-Tuesday, October 8, 2013

The undersigned hereby appoints A.G. Lafley, W. James McNerney, Jr., and Ernesto Zedillo (the “Proxy Committee”), and each of them (with respect to any shares of Common Stock held by the undersigned directly or via the Company’s Shareholder Investment Program) as proxies to attend the annual meeting of shareholders of the Company to be held on Tuesday, October 8, 2013 at 9:00 a.m. in Cincinnati, Ohio and any adjournment thereof and vote all shares held by or for the benefit of the undersigned: as indicated on the reverse side of this card for the election of Directors and on the Board of Directors and shareholder proposals listed; and, at their discretion, on such other matters as may properly come before the meeting. If you sign and return this card without marking, this proxy card will be treated as being FOR the election of Directors and FOR the recommendations of the Board of Directors on items 2, 3, 4 and 5.

This proxy also provides voting instructions for shares held by the Trustees of the Retirement Trust and the Employee Stock Ownership Trust of The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan and the Procter & Gamble Savings Plan (as applicable, with respect to shares of Common Stock and Series A and B ESOP Convertible Class A Preferred Stock held for the benefit of the undersigned) and directs such Trustees to vote all shares held for the benefit of the undersigned: as indicated on the reverse side of this card for the election of Directors and on the Board of Directors and shareholder proposals listed; and with the Proxy Committee on such other matters as may properly come before the meeting. The Trustees will vote shares of the Company’s Stock held by them for which instructions are not received in direct proportion to the voting of shares for which instructions have been received, provided that such voting is not contrary to the Employee Retirement Income Security Act of 1974, as amended. The Trustees will vote unallocated shares in direct proportion to voting by allocated shares of the same Class in aggregate, for which instructions have been received.

This proxy/voting instruction card is solicited jointly by the Board of Directors of The Procter & Gamble Company and the Trustees listed above pursuant to a separate Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged. Votes should be received by the Company’s proxy tabulator, Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717 by 11:59 p.m. on Monday, October 7, 2013, for Common shares to be voted and 4:00 p.m. on Friday, October 4, 2013 for the Trustees to vote the Plan shares. Broadridge will report separately to the Proxy Committee and to the Trustees as to proxies received and voting instructions provided, respectively. Individual proxy voting and voting instructions will be kept confidential by Broadridge and not provided to the Company.

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on October 8, 2013.

THE PROCTER & GAMBLE COMPANY

Meeting Information

Meeting Type:    Annual

For holders as of:    August 9, 2013

Date:    October 8, 2013        Time:    9:00 a.m.

Location:    Procter & Gamble Hall

                     The Aronoff Center for the Arts

                     650 Walnut Street

                      Cincinnati, Ohio

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

—  Before You Vote  —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT    ANNUAL REPORT

How to View Online:

Have the information that is printed in the box marked by the arrow     (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow     (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before September 24, 2013 to facilitate timely delivery.

—  How To Vote  —

Please Choose One of the Following Voting Methods

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow     available and follow the instructions.

Vote By Phone: To vote now by telephone, dial 1-800-690-6903, using any touch-tone telephone. Have the information that is printed in the box marked by the arrow     available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Voting Items

The Board of Directors recommends you vote FOR the following action:

1.	ELECTION OF DIRECTORS

Nominees:

1a.	Angela F. Braly

1b.	Kenneth I. Chenault

1c.	Scott D. Cook

1d.	Susan Desmond-Hellmann

1e.	A.G. Lafley

1f.	Terry J. Lundgren

1g.	W. James McNerney, Jr.

1h.	Margaret C. Whitman

1i.	Mary Agnes Wilderotter

1j.	Patricia A. Woertz

1k.	Ernesto Zedillo

The Board of Directors recommends a vote FOR the following proposals:

2.	Ratify Appointment of the Independent Registered Public Accounting Firm

3.	Amend the Company’s Code of Regulations to Reduce Certain Supermajority Voting Requirements

4.	Approve the 2013 Non-Employee Directors’ Stock Plan

5.	Advisory Vote on Executive Compensation (The Say On Pay Vote)